Exhibit 10.11

SUBLEASE

THIS SUBLEASE (this “Sublease”), dated as of this 19th day of July 2018, between COVINGTON & BURLING LLP, a District of Columbia limited liability partnership, having an office at One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001 (“Sublandlord”) and DATADOG, INC., a Delaware corporation, having an office at 620 Eighth Avenue, 45th Floor, New York, New York (“Subtenant”).

WITNESSETH

1.    Demise and Term. Sublandlord hereby leases to Subtenant, and Subtenant hereby hires from Sublandlord, subject to the terms and conditions of the Main Lease (as defined hereinafter) (to the extent disclosed to Subtenant) the Superior Instruments (as defined hereinafter) and this Sublease, those certain premises constituting approximately 32,623 rentable square feet and being the entire forty-fourth (44th) floor as substantially shown on the floor plan attached hereto as Exhibit “A” (the “Subleased Premises”), in the Building having an address at 620 Eighth Avenue, New York, New York, being part of the premises that were leased to Sublandlord by FC Eighth Ave., LLC, a New York limited liability company (“Main Landlord”) under the Main Lease, (as defined hereinafter) together with the appurtenances to the Subleased Premises which are demised to Sublandlord under the Main Lease, for the Term (as defined hereinafter). “Building” shall mean the building known as The New York Times Building, in the Borough of Manhattan, City, County and State of New York. Subject to Section 36 of this Sublease, the term (“Term”) of this Sublease shall commence upon the latest of (a) September 1, 2018, (b) the date of Sublandlord’s delivery of the Subleased Premises to Subtenant in the condition required by Section 13(a) of this Sublease, or (c) the date that Subtenant receives the Main Landlord’s Consent (as defined in Section 36 of this Sublease) (such date, the “Sublease Commencement Date”), and the Term hereof shall expire at 11:59 p.m. on the last day of the forty-eighth (48th) full calendar month following the Rent Commencement Date (the “Expiration Date”), unless sooner terminated as herein provided. If either party hereto shall so request, the parties hereto shall execute and deliver to each other an instrument confirming the Rent Commencement Date (as defined in Section 2 of this Sublease), but the failure of either party to execute and deliver such an instrument shall not affect the occurrence of the Rent Commencement Date. Subtenant expressly waives any right to rescind this Sublease under Section 223-a of the New York Real Property Law or under any present or future statute of similar import then in force and, except as expressly set forth elsewhere in this Sublease, further expressly waives the right to recover any damages, direct or indirect, which may result from Landlord’s failure to deliver possession of the Subleased Premises by September 1, 2018, for whatever reason, including, without limitation, holdover of one or both tenants currently occupying the Subleased Premises. If for any reason Sublandlord is unable to deliver possession of the Subleased Premises upon such date, this Sublease shall not be void or voidable, nor shall Sublandlord be liable to Subtenant for any damage resulting from Sublandlord’s inability to deliver such possession. “Main Landlord” shall be limited to mean and include only the tenant under the Unit Ground Lease (as defined in Exhibit “G” to this Sublease), to whom the Main Lease may be assigned, or a mortgagee in possession, so that in the event of any sale, assignment or transfer of the Unit, or Main Landlord’s interest as a lessee under the Unit Ground Lease, in each case, such owner, tenant under the Unit Ground Lease or mortgagee in possession shall thereupon be released and discharged from all covenants, conditions and agreements of Main

Landlord hereunder arising from and after the effective date of such sale, assignment or transfer; but such covenants, conditions and agreements arising from and after the effective date of such sale, assignment or transfer shall be deemed assumed by and binding upon each new owner, tenant under the Unit Ground Lease, or mortgagee in possession for the time being of the Unit, until sold, assigned or transferred. “Business Days” shall mean Monday through Friday exclusive of Holidays. “Holidays” or “holidays” shall mean all Building Service Employees Union Contract holidays of general applicability to all employees. “Superior Instruments” shall mean the Condominium Documents, the Design, Use and Operating Requirements (the “DUO”), a copy of which is attached hereto as Exhibit “K”, the Ground Lease, the Unit Ground Lease, the Subway Agreement, the Vault Agreement, the other Project Documents, and any Superior Lease or Superior Mortgage.

2.    Rent.

(a)    Subtenant shall pay to Sublandlord rent (the “Fixed Rent”) at the annual rate of TWO MILLION NINE HUNDRED SIXTY-EIGHT THOUSAND SIX HUNDRED NINETY-THREE AND NO/100 DOLLARS ($2,968,693.00), in equal monthly installments of TWO HUNDRED FORTY-SEVEN THOUSAND THREE HUNDRED NINETY-ONE AND 08/100 DOLLARS ($247,391.08), in advance on the first day of each and every calendar month during the term of this Sublease (or, if such day is not a Business Day, then by the close of the first Business Day immediately following such day) commencing on the Sublease Commencement Date, provided, however, so long as Subtenant is not in default of this Sublease following lapse of any applicable notice and cure period, Subtenant shall be entitled to an abatement of the monthly installments of Fixed Rent for the first (1st) four (4) full months following the Sublease Commencement Date. The date upon such monthly installments commence is herein referred to as the “Rent Commencement Date.” Notwithstanding anything herein to the contrary, the full monthly installment of Fixed Rent due under this Sublease for the first full calendar month of the Term for which Fixed Rent is due shall be paid upon Subtenant’s execution of this Sublease. If the Sublease Commencement Date shall occur on a date other than the first (1st) day of any calendar month, then Rent payable pursuant to this Sublease for such calendar month shall be prorated on a per diem basis based on the actual number of days in such month. If the Expiration Date shall occur on a date other than the last day of a calendar month, then Rent payable pursuant to this Sublease for such calendar month shall be prorated on a per diem basis based on the actual number of days in such month. Subtenant covenants to pay to Sublandlord all Fixed Rent and all adjustments of rent, charges, costs, expenses and other amounts payable by Subtenant to Sublandlord under this Sublease (the “Additional Rent” and collectively with Fixed Rent, the “Rent”) when due, and without deduction, abatement, counterclaim or setoff of any amount or for any reason whatsoever. Fixed Rent (but not Additional Rent) shall also be due without notice or demand therefor. All requests for the payment of Additional Rent shall set forth in reasonable detail the basis for and calculation of the amount to be paid, and shall include a copy of all invoices and other supporting documentation received by Sublandlord with respect to such amounts. Sublandlord shall have the same remedies, in addition to any other right and remedies that Sublandlord at law or in equity, for default in payment of Additional Rent as Sublandlord has for default in payment of Fixed Rent. All Rent shall be paid to Sublandlord in lawful money of the United States and at the election of Sublandlord by (a) ACH (including ACH transfers processed through Bill.com) to an account designated by Sublandlord or (b) check drawn on a bank which is a member of the American

Clearing House at Sublandlord’s address set forth above or to such other person and/or at such other address as Sublandlord may from time to time designate by notice to Subtenant given in accordance with this Sublease. Subtenant shall pay Rent by good and sufficient check (subject to collection). If Sublandlord at any time receives from Subtenant any payment less than the sum of the Rent then due and owing from Subtenant pursuant to this Sublease or Subtenant is otherwise in default under this Sublease beyond the expiration of any applicable notice and/or cure period, Subtenant hereby waives its right, if any, to designate the items to which such payment shall be applied and agrees that Sublandlord in its sole discretion may apply such payment in whole or in part to any of the Rent or any other sums then due and payable hereunder. No payment by Subtenant or receipt or acceptance by Sublandlord of any amount less than the amount stipulated to be paid hereunder shall be deemed other than on account of the earliest stipulated Fixed Rent or Additional Rent; nor shall any endorsement or statement on any check or letter accompanying any check or payment (or instructions accompanying any wire transfer) be deemed an accord and satisfaction, and Sublandlord may accept any check or payment (or wire transfer) without prejudice to Sublandlord’s right to recover the balance due or to pursue any other remedy available to Sublandlord in this Sublease or at law or in equity. If any of the Rents payable under the terms of this Sublease shall be or become uncollectible, reduced or required to be refunded because of any rent control, federal, state or local law, regulation, proclamation or other Legal Requirement not currently in effect, Subtenant shall enter into such agreement(s) and take such other steps (without additional expense to Subtenant or the acceleration of any expense payable by Subtenant to Sublandlord hereunder) as Sublandlord may reasonably request and as may be legally permissible to permit Sublandlord to collect the maximum rent which, from time to time, during the continuance of such legal rent restriction may be legally permissible (and not in excess of the amounts then reserved therefor under this Sublease. Upon the termination of any such legal rent restriction, (a) the Rent shall become and shall thereafter be payable in accordance with the amounts reserved herein for the periods following such termination and (b) Subtenant shall promptly pay in full to Sublandlord unless expressly prohibited by law, an amount equal to (i) rentals which would have been paid pursuant to this Sublease for the period during which such restriction applied but for such legal rent restriction less (ii) the rent actually paid by Subtenant during the period such legal rent restriction was in effect.

(b)    Notwithstanding anything to the contrary contained in this Sublease, Subtenant shall be entitled to receive its proportionate share of any abatement of rent actually provided to or received by Sublandlord from Main Landlord under the Main Lease for any interruption of building services or event of condemnation or damage or destruction affecting the Subleased Premises. Such proportionate share of any abatement of rent shall be based upon (i) the affected square footage of the Subleased Premises in relation to the affected square footage of the premises leased by Sublandlord under the Main Lease, and (ii) the Rent payable by Subtenant under this Sublease, and not the rent payable by Sublandlord under the Main Lease.

3.    Additional Rent. Subtenant shall pay to Sublandlord, within ten (10) days following written demand therefor, any and all amounts payable by Sublandlord to the Main Landlord pursuant to the provisions of Article 4 of the Main Lease (which pertains to Sublandlord’s liability to pay additional rent on account of (i) Tenant’s Tax Payment, (ii) Tenant’s BID Payment, and (iii) Tenant’s Operating Expense (as such terms are defined in the Main Lease) under the Main Lease (a copy of Article 4 being attached to this Sublease as Exhibit 4)) to the extent allocable to the Subleased Premises only, and only for periods occurring within the Term. Sublandlord shall deliver to Subtenant a copy of any statement received by Sublandlord from Main Landlord that affects the Subleased Premises or this Sublease. For purposes of determining any Additional Rent due from Subtenant, any amounts payable by Sublandlord under the Main Lease and allocable to the Subleased Premises that cover a fiscal or other period any part of which occurs before the Sublease Commencement Date or after the expiration of the Term of this Sublease shall be apportioned according to the number of days in such period which occur within the portion of the Term with respect to which such amount is owed by Subtenant hereunder. For purposes of determining the amounts due from Sublandlord to the Main Landlord pursuant to Article 4 of the Main Lease, the number of square feet of rentable area contained in the Subleased Premises shall be fixed at 32,623 rentable square feet, the Taxes for the Tax Base Year shall be equal to the average of the Taxes for the New York real estate fiscal years (x) commencing on July 1, 2018 and expiring on June 30, 2019, and (y) commencing on July 1, 2019 and expiring on June 30, 2020, and the Base Operating Expense Year shall mean calendar year 2019. Subtenant’s proportionate share of Taxes shall be 4.623% (which calculation is based on a total of 705,733 rentable square feet), and Subtenant’s proportionate share of Operating Expenses shall be 4.659% (which calculation is based on a total of 700,146 rentable square feet). Additionally, if Sublandlord shall be charged by reason of Subtenant’s acts or defaults under this Sublease for any other sums then Subtenant shall be liable for such sums with respect to the Subleased Premises, and such sums shall be deemed Additional Rent and collectible as such and shall be payable by Subtenant upon ten (10) days’ written notice from Sublandlord. In no event shall the Fixed Rent ever be reduced by operation of this Section 3. Without limitation of the foregoing, Subtenant shall pay any occupancy tax or rent tax now in effect or hereafter enacted and payable by Subtenant (and for which Main Landlord or Sublandlord will be liable if not paid by Subtenant) on or before the date such taxes and assessments are due in accordance with applicable Legal Requirements. Should any Governmental Authority require that a tax, other than the taxes hereinabove-mentioned, be paid by Tenant, but collected by Main Landlord or Sublandlord, for and on behalf of such Governmental Authority, and from time to time forwarded by Main Landlord or Sublandlord to said Governmental Authority, the same shall be paid by Subtenant to Sublandlord, no later than twenty (20) days in advance of the date such payment is due and payable to the appropriate Governmental Authority, in which case, Main Landlord or Sublandlord shall, on or before the date the same is due, promptly pay the same to the appropriate Governmental Authority. The provisions of this Section 3 shall survive the expiration or earlier termination of this Lease. “Governmental Authority” shall mean the United States of America, the State of New York, the City of New York (“City”), any political subdivision thereof and any agency, department, commission, board, bureau or instrumentality of any of the foregoing, or any quasi-governmental authority, now existing or hereafter created, having jurisdiction over the Real Property or any portion thereof.

4.    Security Deposit.

(a)    As a condition to Sublandlord entering into this Sublease, simultaneously with its execution and delivery of this Sublease, Subtenant shall deposit with Sublandlord, as security (“Security”) for the full, faithful and punctual performance by Subtenant of all of Subtenant’s covenants and obligations of this Sublease, a clean, unconditional and irrevocable letter of credit in the amount of ONE MILLION SEVEN HUNDRED THIRTY-ONE THOUSAND SEVEN HUNDRED THIRTY-SEVEN AND 58/100 DOLLARS ($1,731,737.58), which letter of credit shall (i) provide that it is assignable by Sublandlord without charge,

(ii) expire on the date (the “LC Date”) that is sixty (60) days after the expiration or earlier termination of this Sublease (provided that for purposes of this clause (ii) expiration shall be deemed to have been extended for the duration of any period of holdover by Subtenant), (iii) be for a term of not less than one year and be automatically self-renewing each year for additional 12-month periods (without the need for any further written notice or amendment) until the LC Date, (iv) name Sublandlord as the beneficiary of the Letter of Credit, (v) provide that it may be drawn upon at a branch of the issuing bank located in the Borough of Manhattan or by fax, (vi) permit multiple drawings, (vii) be payable upon presentation by Sublandlord of a sight draft, and the documentation which is referred to in Exhibit “B” to this Sublease, (viii) be issued by and drawn upon Silicon Valley Bank or another bank selected by Subtenant which is a commercial bank reasonably acceptable to Sublandlord that is a member of the New York Clearinghouse Association (the “Issuing Bank”) with offices for banking and drawing purposes in the City of New York (unless drawing is permitted by facsimile transmission) and having a net worth of not less than One Billion and 00/100 ($1,000,000,000.00) Dollars, and (ix) be substantially in the form and substantially the substance of the form of letter of credit attached hereto as Exhibit “B” or otherwise in form and substance reasonably satisfactory to Sublandlord (together with any replacement thereof, herein referred to as the “Letter of Credit”). If the Letter of Credit is not renewed at least 45 days prior to the expiration thereof, then, in addition to any other rights it may have to draw upon the Letter of Credit, Sublandlord may draw upon the Letter of Credit and, thereafter, hold the proceeds thereof in the form of cash security in accordance with Section 4(b) of this Sublease. Subtenant shall be solely responsible for, and shall reimburse to Sublandlord within ten (10) days of demand, all reasonable out-of-pocket costs and expenses incurred by Sublandlord incident to any issuance, replacement, transfer or amendment of any Letter of Credit required hereunder (including, without limitation, reasonable attorney and other third-party fees and any bank charges). Subtenant and Sublandlord acknowledge and agree that Sublandlord shall have the right to draw upon the Letter of Credit and/or apply the Security as Sublandlord deems necessary pursuant to Section 4(b) of this Sublease.

(b)    If Subtenant defaults beyond the expiration of any applicable notice and/or cure period in the performance of any of the terms of this Sublease, or in the event of a Bankruptcy Event, Sublandlord may, but shall not be required to (i) draw upon the Letter of Credit, and (ii) use, apply or retain the whole or any part of the Security, to the extent required for the payment of any Rent or for any sum which Sublandlord may expend or may be required to expend by reason of Subtenant’s default in respect of any of the terms, covenants or conditions of this Sublease, whether accruing before or after summary proceedings or other re-entry by Sublandlord. If Sublandlord shall so use, apply or retain the whole or any part of the Security or, if applicable, the interest accrued thereon, Subtenant shall, within fifteen (15) Business Days of demand, deposit with Sublandlord a replacement Letter of Credit, as applicable, in the required form equal to the sum used, applied or retained so that the Security shall be replenished to its former amount, failing which Sublandlord shall have the same rights and remedies as for the non-payment of Fixed Rent beyond the applicable grace period. If Subtenant shall fully and punctually comply with all of Subtenant’s covenants and obligations under this Sublease, the Security or any balance thereof, with interest thereon, if applicable, to which Subtenant is entitled, shall be returned or paid over to Subtenant on the L/C Date (with a letter in the form required by the issuer authorizing cancellation). Subtenant shall not assign or encumber or attempt to assign or encumber the Security or any interest thereon to which Sublandlord is entitled, and Sublandlord shall be bound by any such assignment, encumbrance, attempted assignment, or attempted encumbrance.

(c)    In the event of an assignment by Sublandlord of the Main Lease, Sublandlord shall transfer the Security to the assignee and Sublandlord shall immediately be released by Subtenant from all liability for the return of the Security so transferred, whereupon such assignee shall be deemed automatically to have assumed all obligations of Sublandlord with respect to the Security so transferred, and Subtenant agrees to look solely to the new sublandlord for the return of the Security; and it is agreed that the provisions hereof shall apply to every transfer or assignment made of the Security to a new sublandlord. Any Letter of Credit deposited hereunder shall be assignable to such new sublandlord as provided herein upon notice to the institution issuing same.

(d)    If at any time during the Term circumstances have occurred indicating that the Issuing Bank may be incapable of, unable to, or prohibited from honoring any then existing Letter of Credit (an “Existing L/C”) in accordance with the terms thereof, then Sublandlord may send written notice to Subtenant (the “Replacement Notice”) requiring Subtenant within fifteen (15) Business Days to replace the Existing L/C with a new letter of credit (a “Replacement L/C”) from an Issuing Bank meeting the qualifications described in Section 4(a) of this Sublease. Upon receipt of a Replacement L/C meeting the qualifications of Section 4(a), Sublandlord shall forthwith return such Existing L/C to Subtenant (with the letter referred to above). In the event that (i) a Replacement L/C meeting the qualifications of Section 4(a) of this Sublease is not received by Sublandlord within the time specified, or (ii) Sublandlord reasonably believes an emergency exists, then in either event, the Existing L/C may be presented for payment by Sublandlord and the proceeds thereof shall be held by Sublandlord in accordance with the terms hereof.

5.    Subordinate to Main Lease.

(a)    This Sublease is and shall be subordinate to that certain Agreement of Lease dated as of July 19, 2006, between FC Lion LLC and Sublandlord, as amended pursuant to that certain First Amendment to Lease, dated as of February 23, 2018 (collectively, as amended through the date hereof, and assigned by FC Lion LLC to Main Landlord, the “Main Lease”) and to the matters to which the Main Lease is or shall be subject and subordinate. Sublandlord represents to Subtenant that: (i) the Main Lease is in full force and effect; (ii) neither Sublandlord nor, to the best of Sublandlord’s knowledge, Main Landlord, is currently in breach of or default under the Main Lease (iii) Sublandlord shall comply with all obligations of the tenant under the Main Lease except for compliance with respect to the Subleased Premises which is Subtenant’s obligation under this Sublease; and (iv) Sublandlord shall provide Subtenant with a copy of any notice given or received by Sublandlord which affects the Subleased Premises or Subtenant. If for any reason the term of the Main Lease shall terminate prior to the Expiration Date, including, without limitation, a termination caused by Sublandlord’s exercise of any right of Sublandlord under the Main Lease to terminate the Main Lease by reason of fire, casualty or condemnation, this Sublease shall thereupon be automatically terminated and Sublandlord shall not be liable to Subtenant by reason thereof unless either (a) such termination shall have been effected because of the default of Sublandlord under the Main Lease and Subtenant is not then in default hereunder or (b) Sublandlord surrenders or terminates the Main Lease (except a termination caused by Sublandlord’s exercise of any right of Sublandlord under the Main Lease to terminate by reason of fire, casualty, or condemnation or Main Landlord’s default) in violation of the immediately following sentence. Sublandlord shall not voluntarily surrender or terminate the Main Lease with respect to the Subleased Premises, or, if the same would have a material adverse effect on Subtenant and its rights or obligations hereunder, modify or amend or waive any provision of, the Main Lease, or permit the same to occur, without Subtenant’s consent, which consent may be given in Subtenant’s sole but reasonable discretion. Notwithstanding the foregoing, in the event of termination, reentry or dispossess by Main Landlord under the Main Lease, Main Landlord may, at its option, either terminate this Sublease or take over all of the right, title and interest of Sublandlord, as sublandlord, under this Sublease, whereupon Subtenant shall, at Main Landlord’s option, attorn to Main Landlord pursuant to the then executory provisions of this Sublease, except that Main Landlord shall not (W) be liable for any previous act, omission or negligence of Sublandlord, (X) be subject to any counterclaim, defense or offset, (Y) be bound by any modification or amendment of the Sublease or by any prepayment of more than one month’s rent and additional rent which shall be payable as provided in this Sublease, unless such modification or prepayment shall have been approved in writing by Main Landlord, or (Z) be obligated to perform any repairs or other work in the Subleased Premises beyond Main Landlord’s obligations under the Main Lease. Except for Security or as otherwise permitted under the Main Lease, Subtenant shall not pay Rent or other sums payable under this Sublease to Sublandlord for more than one (1) month in advance of the due date therefor.

(b)    Main Landlord’s right, title and interest in and to its leasehold estate and to the Unit are derived from and under the Unit Ground Lease. Subtenant shall (a) comply with those provisions of the Superior Obligation Instruments as they relate to the Subleased Premises to the extent same are obligations of Sublandlord under the Main Lease and shall not take, fail to take or permit to be taken or not taken any action which would cause a default by Sublandlord or Main Landlord under the Superior Obligation Instruments and (b) cooperate with Main Landlord, Sublandlord and the Public Parties (as defined in the Unit Ground Lease) in all reasonable respects in connection with Main Landlord’s exercise of rights and/or fulfillment of obligations under the Superior Obligation Instruments, except that Subtenant shall have no obligation to disclose any proprietary or confidential information and Subtenant shall have no liability therefor.

(c)    Subtenant shall comply with all Legal Requirements from time to time in effect prohibiting discrimination or segregation, including, without limitation, the provisions of Article XXIX and Exhibit O of the Unit Ground Lease applicable to this Sublease.

6.    Repairs. Subtenant shall take good care of the Subleased Premises and the fixtures and appurtenances therein and at its sole cost and expense make all non-structural repairs thereto as and when needed in Subtenant’s reasonable discretion to preserve them in good working order and condition, except for reasonable wear and tear, obsolescence and damage for which Subtenant is not responsible for pursuant to the provisions of Sections 22 and 23 of this Sublease; provided that Subtenant shall be prohibited from making structural repairs; provided, however, if the need for such structural repair was necessitated by reason of (a) any cause or condition arising out of any Subtenant Alterations in the Subleased Premises (whether made by Subtenant or by Main Landlord or Sublandlord on behalf of Subtenant) or as hereinafter provided in this Section 6, or (b) Subtenant’s particular manner of use or occupancy (as opposed to mere office use), or (c) any breach of any of Subtenant’s covenants or agreements under this Sublease, or (d) any negligence or willful misconduct by Subtenant, or any contractor, subcontractor, licensee or invitee of Subtenant or (e) Subtenant’s use or manner of use or occupancy of the Subleased Premises as a

“place of public accommodation” within the meaning of the Americans with Disabilities Act, Title III, 42 U.S.C.S. §§ 12181-12189 and any amendments thereto (“ADA”), Sublandlord shall have the right, at the sole cost and expense of Subtenant, to undertake such structural repairs, and any reasonable, out-of-pocket costs and expenses actually incurred by Sublandlord in connection with the foregoing shall be deemed Additional Rent and Subtenant shall promptly reimburse Sublandlord for the same within thirty (30) days after demand therefor by Sublandlord. Sublandlord’s repair rights and Subtenant’s reimbursement obligations under this Section 6 shall survive the expiration or earlier termination of this Sublease. Subtenant acknowledges that such obligation applies to, without limitation: (i) all distributions within the Subleased Premises of the Base Systems serving the Subleased Premises (from the point of connection within the Subleased Premises) and (ii) any such Base System located outside of the Subleased Premises to the extent it exclusively serves the Subleased Premises but in such event Sublandlord shall use reasonable efforts to cause Main Landlord perform such repairs at Subtenant’s sole but reasonable cost and expense. All damage or injury to the Subleased Premises, whether structural or non-structural, and to its fixtures, glass, appurtenances and equipment or to the Building, or to its fixtures, glass, appurtenances and equipment caused by Subtenant moving property in or out of the Building or by installation or removal of furniture, fixtures or other property, or from any other cause of any other kind or nature whatsoever due to the negligence or willful misconduct of Subtenant, its servants, employees, agents, visitors or licensees, shall be repaired, restored or replaced promptly by Subtenant or Sublandlord, as applicable, at Subtenant’s sole but reasonable cost and expense to the reasonable satisfaction of Sublandlord. All such work shall be in quality and class equal to the original work or installations and shall be done in a good and workmanlike manner. At all times during the Term, Subtenant shall (A) not cause any waste to or upon the Building, the Unit, the Subleased Premises or the Common Elements or any part thereof, nor permit or suffer any waste to or upon the Building, the Unit, the Subleased Premises or the Common Elements; (B) not cause physical damage (other than as part of any Alteration permitted hereunder or as caused by a casualty or taking) to the Building, the Unit, the Subleased Premises or the Common Elements or any part thereof; (C) maintain, repair, keep, use and occupy the Subleased Premises in compliance with the DUO; and (D) keep the Subleased Premises free of graffiti and posters. Subtenant shall promptly make, at its sole cost and expense, all repairs in and to the Subleased Premises for which Subtenant is responsible, using only the contractor for the trade or trades in question approved by Sublandlord in Sublandlord’s sole and absolute discretion. Sublandlord shall use its reasonable efforts to cause Main Landlord to perform, at Subtenant’s sole cost and expense, any other repairs in or to the Subleased Premises, the Building, the Unit and/or the Common Elements, or any portion thereof, or the facilities and systems thereof for which Main Landlord is responsible. Sublandlord and Subtenant agree that Subtenant shall maintain, repair and/or make replacements of the core lavatories on the 44th floor, and shall clean, repair, replace or maintain any “private” plumbing fixtures or facilities or the rooms in which they are located. Notwithstanding anything to the contrary contained in this Sublease, Sublandlord shall have no obligation to operate, repair or maintain any portion of the Subleased Premises, the Unit, the Building, the Common Elements and/or the Building common areas, or make any such repairs thereto, to the extent the same is the not the responsibility of Sublandlord, but of Main Landlord, any Condominium Board or other entity pursuant to the Main Lease, but Sublandlord shall be obligated to use reasonable efforts enforce the obligations of the Main Landlord as provided in Section 7 of this Sublease. “Building common areas” shall mean collectively all of the common facilities in the Building and the Land designed and intended for use by tenants or other occupants in the Building in common with Main

Landlord, the other Unit Owners and each other, including, without limitation, elevators, fire stairs, mechanical areas and telephone and electrical closets and riser shafts, walkways, truck docks, plazas, courts, public areas within the property line of the Building, service areas, lobbies, landscaped and garden areas and all other common and service areas of the Building.

7.    Performance by Main Landlord. Upon the request of Subtenant, Sublandlord, at Subtenant’s sole cost and expense, shall promptly request of the Main Landlord, and shall use reasonable efforts to obtain from Main Landlord, the Main Landlord’s consent for any action to which Sublandlord has consented and, pursuant to the terms and provisions of this Sublease and/or the Main Lease, for which the Main Landlord’s consent is required. In addition, upon the request of Subtenant, Sublandlord, at Subtenant’s sole cost and expense, shall also use reasonable efforts to cause the Main Landlord to observe and/or perform the obligations of the Main Landlord under the Main Lease which relate to the Subleased Premises; provided, however, that Sublandlord shall not be required to incur any expense or expend any sums to obtain such enforcement, except to the extent of funds advanced by Subtenant to Sublandlord for such purpose, and Sublandlord shall have no liability to Subtenant, nor shall Subtenant’s obligations under this Sublease be reduced or abated in any manner, by reason of any inconvenience, annoyance, interruption or injury to Subtenant’s business arising from the Main Landlord’s making repairs or changes which the Main Landlord is required or permitted to make. Subtenant shall not in any event have any rights in respect of the Subleased Premises greater than Sublandlord’s rights under the Main Lease, and, notwithstanding any provision to the contrary, Sublandlord shall not be required to make any payment, provide any services or perform any obligation, and Sublandlord shall have no liability to Subtenant for any matter whatsoever, except for Sublandlord’s obligation to pay the rent and additional rent due under the Main Lease and otherwise to perform its obligations under the Main Lease and hereunder (other than any such obligations of Sublandlord under the Main Lease to be performed by Subtenant under the express terms of this Sublease), and for Sublandlord’s obligation to use reasonable efforts, upon request of Subtenant and at Subtenant’s sole cost and expense, to cause the Main Landlord to observe and/or perform its obligations under the Main Lease. Sublandlord shall not be responsible for any failure or interruption, for any reason whatsoever, of the services or facilities that may be appurtenant to or supplied at the Building by the Main Landlord or otherwise, including, without limitation, heat, air conditioning, water, elevator service and cleaning service, if any; and no failure to furnish, or interruption of, any such services or facilities shall give rise to any (a) subject to Section 2(b) of this Sublease, abatement, diminution or reduction of Subtenant’s obligations under this Sublease, or (b) liability on the part of the Sublandlord. Nothing contained in this Sublease shall be construed to create privity of estate or of contract between Subtenant and the Main Landlord. Sublandlord hereby represents that the Main Lease obligates Main Landlord to furnish the following services to that portion of the premises demised to Sublandlord under the Main Lease that constitutes the Subleased Premises: (i) passenger elevator cab service; (ii) heating, ventilation and air-conditioning (“HVAC”); (iii) Building standard cleaning services; (iv) water for ordinary lavatory (including private toilets), drinking, pantry (other than dishwashers) and normal office cleaning purposes; (v) access control to the Building; (vi) two (2) freight elevators; (vii) electricity as provided in Section 11 of this Sublease; (viii) access to the loading dock of the Building; (ix) emergency power through an emergency generator for the Unit; (x) water pressure and reserve capacity to the fire sprinkler system serving the Subleased Premises at the levels required pursuant to the Building Code for the City of New York; (xi) a fully capable addressable Class “E” fire alarm system to the Building; (xii) an ambient noise level in the Subleased Premises that does not exceed NC 35 Criteria at all points within the Subleased Premises except within 10’ 0” of any mechanical equipment room where it will not exceed NC 40, unless such noise is a result of any Subtenant installation or the performance of any Tenant Alterations made by or on behalf of Subtenant; (xiii) cleaning of exterior windows; (xiv) operation of the Property as a “first class” office building in the Times Square area; (xv) subject to any Building security procedures and access control, Force Majeure, the applicable Rules and Regulations and the other provisions of the Main Lease, access to the Subleased Premises twenty four (24) hours a day, seven (7) days a week (unless prohibited by applicable Legal Requirements and/or Insurance Requirements); and (xvi) the Message Center as described in Exhibit “F” attached hereto. Neither Main Landlord nor Sublandlord shall have any liability to Subtenant therefor and no diminution or abatement of rent or other compensation shall or will be claimed by Subtenant as a result thereof, nor shall this Sublease or any of the obligations of Subtenant be affected or reduced by reason of such interruption, curtailment or suspension, except as otherwise provided in Section 2(b) of this Sublease. Subtenant shall keep entirely unobstructed all of the vents, intakes, outlets and grilles of the Subleased Premises, at all times and shall comply with and observe all reasonable regulations and requirements prescribed by Landlord for the proper functioning of the HVAC System. If Subtenant shall require Base HVAC System service at any time other than during Business Hours on Business Days or other than on Saturdays from 9:00 A.M. to 1:00 P.M. (“After-hours Service”), then Subtenant shall give Sublandlord notice of such requirement by noon on the day such After-hours Service is required and, by noon of the last preceding Business Day if such requirement shall be with respect to a day other than a Business Day, and Sublandlord shall use reasonable efforts to cause Main Landlord to furnish such After-hours Service at such times. Subtenant shall pay to Sublandlord all charges incurred by Sublandlord for such After-hours Service usage by Subtenant as Additional Rent, which charges are subject to change from time to time and at any time. “Business Hours” shall mean 8:00 A.M. to 6:00 P.M. on Business Days or such additional (but not lesser) hours of operations that Main Landlord may designate for the Unit from time to time.

8.    No Breach of Main Lease. Subtenant shall not do, omit to do, or permit to be done any act or thing which may constitute a breach or violation, after the expiration of any applicable notice or cure period, of any term, covenant or condition of the Main Lease (to the extent disclosed to Subtenant) by the tenant thereunder, whether or not such act or thing is permitted under the provisions of this Sublease.

9.    Releases. Subtenant hereby releases the Main Landlord and each Condominium Board and the other Superior Parties with respect to any covered loss (including a claim for negligence, but excluding a claim based upon willful misconduct) which any of the foregoing might otherwise have against the other for loss, damage or destruction with respect to Subtenant’s Property by fire or other covered peril (including rental value or business interruption) occurring during the Term to the extent to which any of the foregoing are insured under a policy containing a waiver of subrogation or permission for waiver. Notwithstanding anything contained in this Sublease to the contrary, neither Main Landlord nor Sublandlord shall be liable to Subtenant in connection with any matter arising from or relating to this Sublease for any consequential, special or indirect damages. The provisions of this Section shall survive the expiration or earlier termination of this Sublease. Subtenant will cause its insurance carriers to include any clauses or endorsements in favor of the Main Landlord and Sublandlord which Sublandlord is required to provide pursuant to the provisions of the Main Lease as follows: (a) the insurance company shall provide Sublandlord with thirty (30) days’ prior notice, or ten (10) days’ prior notice in the event of cancellation for nonpayment of premium, before Subtenant’s insurance policy shall be cancelled; (b) Subtenant shall be solely responsible for the payment of premiums therefor notwithstanding that Sublandlord is named as an additional insured with respect to general liability insurance; (c) a completed operations endorsement to Subtenant’s commercial general liability insurance; and (d) a stipulated (agreed) valuation endorsement for Subtenant’s “cause of loss/special form” coverage upon Subtenant’s Property for one hundred percent (100%) of replacement cost. Each of Landlord, the Condominium, any Superior Party, including the Public Parties, and Sublandlord, although named as additional insureds with respect to the general liability, nevertheless shall continue to be named as such additional insured under said policies for so long as such policies are in effect for any loss or damages occasioned during the Term to any of them, their respective agents, employees, contractors, directors, shareholders, partners and principals (disclosed or undisclosed) by reason of the negligence, acts or omissions of Subtenant, its servants, agents and employees.

10.    Late Charges. Subtenant shall pay to Sublandlord, in respect of any amounts payable hereunder to Sublandlord (including, without limitation, Fixed Rent, Additional Rent and sums advanced by Sublandlord hereunder to cure a default beyond the expiration of any applicable notice and/or cure period by Subtenant in the performance of Subtenant’s obligations hereunder) which shall not have been paid on the date which is five (5) Business Days after the same shall be due and payable (each, an “Overdue Payment”), interest on such Overdue Payment at the Prime Rate plus two percent (2%) per annum (the “Interest Rate”). “Prime Rate” shall mean, for any period of time during the Term of this Sublease, the then published annual prime or base interest rate upon unsecured loans charged by JPMorgan Chase (or any successor thereto) or Citibank, N.A. (or any successor thereto) if JPMorgan Chase N.A., Citibank, N.A. or such successor shall not then have an announced prime or base rate). Such aforesaid charges shall be due and payable, as Additional Rent, within thirty (30) days after demand for payment therefor by Sublandlord. No failure by Sublandlord to insist upon the strict performance by Subtenant of Subtenant’s obligations to pay such Overdue Payment or interest thereon shall constitute a waiver by Sublandlord of its right to enforce the provisions of this Section. The provisions of this Section shall not be construed in any way to extend any cure or notice periods with respect to the payment of Rent as provided in Section 19 or any other provision of this Sublease. Nothing in this Section contained and no acceptance of late charges by Sublandlord shall be deemed to extend or change the time for payment of Rent.

11.    Electricity. Sublandlord hereby represents that Main Landlord is obligated under the Main Lease to furnish to the Subleased Premises alternating electric current in an amount equal to six (6) watts actual demand load per gross square foot (based on the floor of the Subleased Premises containing 26,000 gross square feet). Subtenant shall pay for all electricity consumed at the Subleased Premises, which shall be measured by submeters. In accordance with the Main Lease, Main Landlord shall install such submeters and maintain same in good working order and repair. Subtenant shall pay Sublandlord within ten (10) days after Subtenant’s receipt of an invoice for the electricity consumed at the Subleased Premises, as shown on such submeter. Subtenant shall comply with all other obligations with respect to electricity set forth in Article 7 of the Main Lease, as described in Exhibit 7 attached hereto. Main Landlord and its agents shall, upon prior reasonable notice (except in the event of an emergency), be permitted access to the electric closets and the meters during normal Business Hours to maintain and repair the same and make necessary readings thereof. Subtenant’s use of electrical energy shall never exceed the electrical capacity of the then existing feeders to the Building or the then existing risers or wiring installation serving the Subleased Premises without Main Landlord’s and Sublandlord’s prior written approval. Main Landlord, its agents and engineers and consultants may survey Subtenant’s electrical consumption from time to time during Business Hours upon reasonable prior notice (except during an emergency, in which event no prior notice shall be required), at Main Landlord’s expense, to determine whether Subtenant is complying with its obligations under this Section unless such survey shows that Subtenant has exceeded its permitted Electrical Capacity hereunder, in which event Subtenant shall be responsible for all reasonable out-of-pocket costs and expenses incurred by Main Landlord in connection therewith. Except as otherwise provided in Section 2(b) of this Sublease, neither Main Landlord nor Sublandlord shall have any liability to Subtenant for any loss, damage or expense which Subtenant may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Subleased Premises or if the quantity or character of the electrical energy is no longer available or suitable for Subtenant’s requirements. Subtenant hereby acknowledges that under the Main Lease, and without liability to Subtenant for any loss, damage or expense that Subtenant may sustain thereby, Main Landlord or any Condominium Board shall have the right on not less than ten (10) Business Days’ prior notice to Sublandlord (except that in the event of an emergency, in which event no prior notice shall be required) to “shut down” electrical energy to the Subleased Premises when necessitated by the need for repairs, alterations, connections or reconnections, with respect to the electrical system serving the Building, the Unit and/or the Common Elements (singularly or collectively, “Electrical Work”), regardless of whether the need for such Electrical Work arises in respect of the Subleased Premises, any other tenant space, or any space in the Building, the Unit, the Common Elements and/or the Building common areas. Subtenant may, at Subtenant’s option, furnish and install all replacement lighting, tubes, lamps, starters, bulbs and ballasts required in the Subleased Premises at Subtenant’s sole cost and expense using Subtenant’s employees (but not any outside contractor) provided such lighting complies with the Design Guidelines under the Main Lease (a copy of which is attached hereto as Exhibit “J”).

12.    Use. Subtenant shall use and occupy the Subleased Premises, solely as administrative, general and executive offices, and any ancillary uses thereto which are usual and customary in Comparable Buildings. Subtenant will not use or suffer or permit the use of the Subleased Premises, or any part thereof, in any manner which would violate any provision of this Sublease or Article 5 of the Master Lease, which is attached hereto as Exhibit 5. No portion of the Subleased Premises shall be permitted to be used as or for and Subtenant shall not at any time use or occupy the Subleased Premises, the Unit, the Building or any part thereof, or suffer or permit any Person to use or occupy the Subleased Premises, the Unit, the Building or any part thereof for: (a)more than two (2) pantries; or (b) dining room(s) or related areas for food preparation, consumption, refrigeration, storage, cooking and/or warming; further, if Sublandlord determines that any use by Subtenant is in violation of this Sublease, then Subtenant shall immediately discontinue such use without any right of arbitration; further, provided, such dining room or pantry shall contain only equipment that is mutually acceptable to the parties using their respective good faith reasonable judgment such as, but not limited to, a microwave, dishwasher, and/or refrigerator; further provided, prior to installing any equipment (the “Supplemental Equipment”) in the pantry or elsewhere in the Subleased Premises that requires any water, gas, supplemental electrical, and other utility hook-up or installation such as, but not limited to, as a dishwasher, Subtenant shall obtain Sublandlord’s prior written consent to each such hook-up or installation and Subtenant shall keep such pantry neat, clean, sanitary, in good order and free of insects, rodents, vermin and other pests by Subtenant at Subtenant’s expense and shall not permit any food odors or other unusual or objectionable odors or fumes to emanate outside the Subleased Premises including but not limited to other tenants’ spaces and into other areas of the Building nor permit any cooking, preparation of food, or cigarette, cigar, pipe, or other form of smoking to occur in, on, or about the Subleased Premises; further, provided, if Sublandlord elects, at Sublandlord’s sole option, to provide extermination services for the Subleased Premises due to the existence of insects, rodents, vermin and other pests arising from such pantry or food in the Subleased Premises due to Subtenant’s partners, employees, invitees, or agents elsewhere, such cost and expense shall be included as Additional Rent. Unless otherwise agreed upon by Sublandlord, on or before the expiration or sooner termination of the Term, Subtenant shall, at Subtenant’s sole cost, remove such Supplemental Equipment from the Subleased Premises and restore the Subleased Premises to its condition as of the date hereof using new, first class materials in a good and workmanlike manner and, in case of any damage to the Building and/or the Unit and/or the Subleased Premises by reason of such removal, Subtenant shall repair any such damage. In no event shall any ancillary uses (whether by Subtenant or any third party) be used by, or available for use by, the general public.

13.    Condition of Subleased Premises.

(a)    Subtenant is leasing the Subleased Premises “AS-IS” as of the Sublease Commencement Date, and Sublandlord shall have no obligation to furnish, render or supply any work, labor, services, material, fixtures, equipment or decorations to make the Subleased Premises ready for Subtenant’s occupancy, except as set forth below. The taking of possession of the Subleased Premises by Subtenant shall be conclusive evidence as against Subtenant that the Subleased Premises and the Building were in good and satisfactory condition at the time possession was taken. In making and executing this Sublease, Subtenant has relied solely on such investigations, examinations and inspections as Subtenant has chosen to make or has made. Subtenant has had the opportunity for full and complete investigations, examinations, and inspections. The Subleased Premises shall be delivered broom clean and vacant with all Base Building Systems operating in accordance with the Base Building Criteria (as defined in Exhibit “G” to this Sublease). Subtenant acknowledges that, except pursuant to the immediately preceding sentence, no representations with respect to the condition of the Subleased Premises, or with respect to any fixtures therein contained, have been made to it.

(b)    All Alterations (including those contemplated pursuant to Section 57 below) made by either party, including all paneling, decoration, non-removable partitions, railings, galleries and the like, affixed to the realty so that they cannot be removed without material damage to the Building and/or the Unit (collectively, “Fixtures”) shall remain in the Subleased Premises upon the expiration or earlier termination of the Term. All Subtenant’s Property shall be the property of Subtenant, and shall be removed by Subtenant on or before the expiration of the Term or sooner termination thereof and, in case of any damage to the Building and/or the Unit by reason of their removal, Subtenant shall repair any such damage. Any items of Subtenant’s Property which remain in the Subleased Premises after fifteen (15) days following the expiration or any earlier termination of this Sublease shall, after ten (10) days’ notice to Subtenant be deemed to have been abandoned, and may be retained by Sublandlord as Sublandlord’s property or disposed of by Sublandlord, without accountability, in such manner as Sublandlord shall determine, at Subtenant’s sole cost and expense. Upon the expiration or other termination of the Term, Subtenant shall, at its sole cost and expense, quit, surrender, vacate and deliver the

Subleased Premises to Sublandlord broom clean and in good order, condition and repair except for ordinary wear, tear and damage by fire or other casualty and condemnation, subject to Subtenant’s obligation to remove any Hazardous Materials placed in the Subleased Premises by Subtenant or its contractors and Subtenant’s Property. Subtenant acknowledges that possession of the Subleased Premises must be surrendered to Sublandlord at the expiration or sooner termination of the Term hereof. The parties recognize and agree that the damage to Sublandlord resulting from any failure by Subtenant timely to surrender possession of the Subleased Premises as aforesaid will be substantial and may be impossible accurately to measure. Subtenant desires to limit and liquidate said amounts and therefore agrees that if possession of the Subleased Premises is not surrendered to Sublandlord upon the expiration or sooner termination of the Term, then Subtenant shall pay to Sublandlord for each month and for each portion of any month during which Subtenant holds over in the Subleased Premises after the expiration or sooner termination of the Term, for use and occupancy, the aggregate sum of (i) the greater of (A) 200% of the amount of the installment of the annual Fixed Rent that was payable under this Subleased for the last month of the Term hereof and (B) the fair market rental value of the Subleased Premises as of the date of such holdover, plus (ii) one-twelfth (1/12) of all items of Additional Rent which would have been payable monthly pursuant to this Sublease had its Term not expired or been terminated, plus (iii) those other items of Additional Rent which would have been payable pursuant to this Sublease had its Term not expired or been terminated which aggregate sum Subtenant agrees to pay to Sublandlord on demand, in full without setoff, and no extension or renewal of this Sublease shall be deemed to have occurred by such holding over, nor shall Sublandlord be precluded by accepting such aggregate sum for use and occupancy from exercising all rights and remedies available to it to obtain possession of the Subleased Premises. The acceptance by Sublandlord of any such use and occupancy payment by Subtenant pursuant to this subsection shall in no event preclude Sublandlord from commencing and prosecuting a holdover or summary eviction proceeding, and the provisions of this Section 13(b) shall be deemed be an “agreement expressly providing otherwise” within the meaning of Section 232-c of the Real Property Law of the State of New York and any successor or similar law of like import. Nothing contained in this Section(b) shall (A) imply any right of Subtenant to remain in the Subleased Premises after the Expiration Date without the execution of a new lease, (B) imply any obligation of Sublandlord to grant a new lease or (C) be construed to limit any right or remedy that Sublandlord has against Subtenant as a holdover tenant or trespasser. Subtenant’s obligation under this Section 13(c) shall survive the expiration or other termination of this Sublease. Without limiting any other obligation of Subtenant hereunder, in the event that Subtenant holds over in the Subleased Premises after the expiration or sooner termination of the term of the Main Lease (which expiration date is, subject to the terms and conditions of the Main Lease, September 30, 2027), Subtenant shall indemnify and save Sublandlord harmless from and against any and all damages liabilities, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred by Sublandlord pursuant to or in connection with the Main Lease, which exceed the amount otherwise required to be paid by Subtenant pursuant to this Section 13(c).

14.    Further Assignment and Sub-Subleases. In no event shall any provision of this Sublease limit or modify any right of Main Landlord under Article 8 of the Main Lease (a copy of which is attached to this Sublease as Exhibit 8), and Subtenant’s rights under this Section 14 shall be subordinate and subject to such rights of Main Landlord. Notwithstanding anything to the contrary contained herein, Subtenant shall not, whether voluntarily, involuntarily or by operation of law or otherwise (i) assign or otherwise transfer this Sublease or any interest or estate herein,

(ii) sub-sublease the Subleased Premises or any portion thereof, or allow the same to be used, occupied or utilized by any person other than Subtenant, including, without limitation, in violation of the Main Lease or any Superior Instruments or (iii) mortgage, pledge, encumber or otherwise hypothecate this Sublease or the Sublease Premises or any part thereof in any manner without, in each instance, obtaining the prior written consent of Sublandlord (which consent shall not be unreasonably withheld, conditioned or delayed) and Main Landlord (which consent may be granted or denied in the sole and absolute discretion of Main Landlord). For purposes of this Section 14, (A) a material modification, amendment or extension of any sub-sublease requiring Sublandlord’s consent hereunder shall be deemed a sub-sublease requiring approval of the relevant provisions thereof in accordance with the terms of this Section 14, and (B) any Person or legal representative of Subtenant to whom Subtenant’s interest under this Sublease passes by operation of law or otherwise shall be bound by the provisions of this Section 14. Neither the provisions of this Section 14, nor any other provisions of this Sublease, shall apply to, or restrict, transfers of membership interests, partnership interests, stock or other beneficial ownership interests, in Subtenant; provided, that, (X) such transfer is for a valid business purpose and not principally for the purpose of transferring this Sublease or avoiding any obligations under this Sublease; (Y) not later than five (5) days following the effective date of such transaction, Subtenant shall give Sublandlord notice thereof; and (Z) Subtenant shall have obtained the prior written approval of Main Landlord of each such transfer, which approval may be granted, withheld, or conditioned in Main Landlord’s sole and absolute discretion.

15.    Rules and Regulations. Subtenant, its servants, employees, agents, subtenants and other licensees shall comply with the Rules and Regulations attached hereto as Exhibit “C” (the “Rules and Regulations”). Sublandlord shall have the right from time to time during the Term to make reasonable changes in and additions to the Rules and Regulations with the same force and effect as if they were originally attached hereto. The right to dispute the reasonableness of any change or addition to the Rules and Regulations upon Subtenant’s part shall be deemed waived unless the same shall be asserted by service of a notice upon Sublandlord within thirty (30) days after receipt by Subtenant of notice of the adoption of any such amended or additional Rules and Regulations. Any failure by Sublandlord to enforce any Rules and Regulations now or hereafter in effect against Subtenant shall not constitute a waiver of the enforceability of any such Rules and Regulations. In the event of any conflict or discrepancy between the Rules and Regulations and the terms and provisions of this Sublease, this Sublease shall control, unless such Rules and Regulations have been promulgated by Main Landlord in accordance with its rights under the Main Lease, in which case such Rules and Regulations of the Main Landlord shall control.

16.    Consents and Approvals. If Sublandlord’s consent or approval is required under this Sublease and Sublandlord has agreed not to unreasonably withhold or delay such consent or approval, Sublandlord’s refusal to consent to or approve any matter shall be deemed reasonable if the consent or approval of Main Landlord is required under the terms of the Main Lease and such consent or approval has not been obtained despite Sublandlord’s request therefore in accordance with Section 7 hereof. If Subtenant shall seek the approval by or consent of Sublandlord and Sublandlord shall fail or refuse to give such consent or approval, Subtenant shall not be entitled to any damages for any withholding or delay of such approval or consent by Sublandlord, it being intended that Subtenant’s sole remedy shall be an action for injunction or specific performance, which shall be available only in those cases where Sublandlord shall have expressly agreed in writing not to unreasonably withhold or delay its consent. Subtenant hereby waives any monetary claim against Sublandlord which it may have based upon any assertion that Sublandlord has unreasonably withheld or delayed any consent or approval required to be given hereunder, and, in any such event, Subtenant agrees that its sole remedy shall be an action or proceeding to enforce any such provision or for specific performance, injunction, declaratory judgment or arbitration as expressly permitted or required hereunder. In the event of a determination favorable to Subtenant, the requested consent or approval shall be deemed to have been granted; provided, however, except as set forth in the next sentence, Sublandlord shall not have liability to Subtenant for its refusal to give such consent or approval. The sole remedy for Sublandlord’s unreasonably withholding or delaying of consent or approval shall be as set forth in this Section 16; provided, however, that if it shall be finally determined by a court of competent jurisdiction that either party acted capriciously and in bad faith or failed to comply with any final decision of any arbitration proceedings pursuant to the terms of this Sublease, then such party shall be liable to the other for the Actual Damages incurred by such party. “Actual Damages” shall mean actual, direct damages of Subtenant or Sublandlord (as the case may be) but in no event to include (i) consequential, indirect or punitive damages or (ii) damages on account of loss of business, inconvenience or annoyance.

17.    Quiet Enjoyment. Sublandlord represents, warrants, and covenants that it has the right to make this Sublease and that so long as this Sublease is in force and effect, Sub-Subtenant shall, during the Term and subject to the provisions of this Sublease and the Main Lease, quietly occupy and enjoy the Subleased Premises without hindrance by Sublandlord, its successors and assigns; provided, that this covenant and any and all other covenants and agreements of Sublandlord herein shall be binding upon Sublandlord only during its ownership of the leasehold estate created by the Sublease and upon each of Sublandlord’s successors and assigns only during their respective periods of ownership of Sublandlord’s interests hereunder.

18.    Notices. Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party pursuant to this Sublease or pursuant to any Legal Requirement (collectively, “notices”) shall be in writing (whether or not so stated elsewhere in this Sublease unless a specific provision provides the same may be oral) and shall be deemed to have been properly given, rendered or made only if sent by (a) registered or certified mail return receipt requested, posted in a United States post office station or letter box in the continental United States, (b) by a nationally recognized overnight courier (e.g., Federal Express) with receipt acknowledged or (c) by personal delivery with receipt acknowledged, to Main Landlord, Sublandlord or Subtenant, as the case may be, at the address of such party as follows: (A) If to Main Landlord, (i) FC Eighth Ave., LLC, c/o Forest City Ratner Companies, LLC, One MetroTech Center, 23rd Floor, Brooklyn, New York 11201, Attn: Legal Department, with copies to (ii) First New York Partners Management, LLC, One MetroTech Center, 22nd Floor, Brooklyn, New York 11201, Attn: Legal Department, and to (iii) Forest City Realty Trust, Inc., 1100 Terminal Towner, 50 Public Square, Cleveland, Ohio 44113, Attn: General Counsel; (B) If to Sublandlord: Covington & Burling LLP, 620 Eighth Avenue, New York, New York 10018, Attention:             , with a copy to, Covington & Burling LLP, One CityCenter, 850 Tenth Street, N.W., Washington, D.C. 20001, Attention:             ; and (C) If to Subtenant: Datadog, Inc., 620 Eighth Avenue, 45th Floor, New York, New York, and to Goulston & Storrs, 885 Third Avenue, 18th Floor, New York, New York 10022, Attn:             , provided, however, that following the Sublease Commencement Date, Subtenant’s address shall be deemed modified such that “44th Floor” is substituted in the place of

“45th Floor.” Any notice shall be deemed to have been given, rendered or made on the day received, or if receipt is refused, on the date so refused. Either party may, by notice hereunder, designate a different address for notices intended for it. Notwithstanding the foregoing, notices requesting any after hours air-conditioning service may be given in writing by personal and actual delivery to the Building manager or other person in the Building designated by Main Landlord to receive such notices.

19.    Default.

(a)    If Subtenant defaults in (i) (A) the payment of Rent or (B) providing or maintaining any Security, in either case, for a period of five (5) days after notice to Subtenant of such default; or (ii) fulfilling any of Subtenant’s covenants or obligations under this Sublease, other than the covenants for the payment of Rent or other enumerated defaults in Section 19(a)(i), then, in any one or more of such events, upon Sublandlord serving a written thirty (30) days’ notice upon Subtenant specifying the nature of such default, and upon the expiration of said thirty (30) days, if Subtenant shall have failed to comply with or remedy such default, or if the such default shall be of such a nature that the same cannot be completely cured or remedied within such thirty (30) day period, and if Subtenant shall not have diligently commenced curing such default within said thirty (30) day period, and shall not thereafter with reasonable diligence and in good faith proceed to remedy or cure such default; then in any of such events Sublandlord may give to Subtenant notice of intention to terminate this Sublease to end the Term and the estate hereby granted at the expiration of five (5) Business Days from the date of the giving of such notice, and, in the event such notice is given, this Sublease and the Term and estate hereby granted shall terminate upon the expiration of said five (5) Business Days with the same effect as if that day were the Expiration Date, but Subtenant shall remain liable for damages as hereinafter provided in this Section 19. Nothing herein shall be deemed to require Sublandlord to give any further notice in addition to the notices, if any required under such Section 19 prior to the commencement of a summary proceeding for nonpayment of Rent or a plenary action for the recovery of Rent on account of any default in the payment of the same; it being intended that such notices are for the sole purpose of creating a conditional limitation hereunder pursuant to which this Sublease shall terminate, and if Subtenant thereafter remains in possession or occupancy, it shall become a holdover tenant.

(b)    If this Sublease and the Term shall terminate as provided in Section 19(a) of this Sublease: (i) Sublandlord and its agents, employees, contractors and/or subcontractors may at any time after the Term terminates, re-enter the Subleased Premises or any part thereof, without further notice, either by summary proceedings or by any other applicable action or proceeding permitted by law and/or (but only to the extent permitted by applicable law) by forcible entry, changing of locks, removal of Subtenant’s Property and/or other “self-help” remedies (without being liable to indictment, prosecution or damages therefor), and may repossess the Subleased Premises and dispossess Subtenant and any other persons from the Subleased Premises and thereafter remove any and all of its or their property and effects from the Subleased Premises, without Sublandlord incurring any liability to Subtenant on account thereof, to the end that Sublandlord may have, hold and enjoy the Subleased Premises and in no event shall re-entry be deemed an acceptance of surrender of this Sublease; and (ii) Sublandlord, at its option, may relet the whole or any part or parts of the Subleased Premises from time to time, either in the name of Sublandlord or otherwise, to such tenant or tenants, for such term or terms ending before, on or after the Expiration Date, at such rental or rentals and upon such other terms and conditions, which may include concessions and free rent periods, as Sublandlord, in its sole discretion, may determine. Sublandlord shall have no obligation to relet the Subleased Premises or any part thereof and Sublandlord shall not have liability to Subtenant for refusal or failure to relet the Subleased Premises or any part thereof or, in the event of such reletting, refusal or failure to collect any rent upon any such reletting, and no such refusal or failure shall operate to relieve Subtenant of any liability under this Sublease or otherwise to affect any such liability. Sublandlord, at Sublandlord’s option, may make such Alterations to the Subleased Premises as Sublandlord, in its sole discretion, considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Subtenant of any liability under this Sublease or otherwise affecting any such liability.

(c)    Subtenant, on its own behalf and on behalf of all persons claiming by, through or under Subtenant, including all creditors, does, to the fullest extent permitted by law, hereby expressly waive any and all rights which Subtenant and all such persons might otherwise have to (i) the service of any notice of intention to re-enter or to institute legal proceedings to that end, (ii) redeem the Subleased Premises or any interest therein, (iii) re-enter or repossess the Subleased Premises, or (iv) restore the operation of this Sublease, after Subtenant shall have been dispossessed by a judgment or by a warrant of any court or judge, or after any re-entry by Sublandlord, or after any termination of this Sublease, whether such dispossess, re-entry by Sublandlord or termination shall be by operation of law or pursuant to the provisions of this Sublease. The words “re-enter”, “re-entry” and “re-entered” as used in this Sublease shall not be deemed to be restricted to their technical legal meanings.

(d)    In the event of any breach or threatened breach by Subtenant or Sublandlord hereunder or by any Person claiming through or Subtenant or Sublandlord, as the case may be, of any term, covenant or condition of this Sublease, the other party shall have the right to enjoin such breach or threatened breach or, subject to the limitations contained herein, to invoke any other right or remedy allowed by law or in equity.

(e)    If this Sublease shall terminate as provided in Section 19(a) of this Sublease or by or under any summary proceeding, or any other action or proceeding, then, in any of said events: (1) Subtenant shall pay to Sublandlord all Rents to the date upon which this Sublease shall have been terminated or to the date of re-entry upon the Subleased Premises by Landlord, as the case may be; (2) Sublandlord shall be entitled to retain all monies, if any, paid by Subtenant to Sublandlord, whether as advance rent, security or otherwise, but such monies shall be credited by Sublandlord against any Rents due at the time of such termination or re-entry (in such order and in such amounts as Sublandlord shall elect in its sole discretion) or, at Sublandlord’s option, against any damages payable by Subtenant and, after all such Rents and damages have been paid in full, any remainder shall be returned to Subtenant; (3) Subtenant shall be liable for and shall pay to Sublandlord, as damages, any deficiency between the Rents payable hereunder for the period which otherwise would have constituted the unexpired portion of the Term and the net amount if any of Rents (“Net Rent”) collected under any reletting effected pursuant to the provisions of Section 19 of this Sublease for any part of such period (first deducting from the Rents collected under any such reletting all of Sublandlord’s costs and expenses in connection with the termination of this Sublease or Sublandlord’s re-entry upon the Subleased Premises and in connection with such reletting); (4) Any deficiency in accordance with subsection (3) above shall be paid in monthly installments by Subtenant on the days specified in this Sublease for the payment of installments of Fixed Rent. Sublandlord shall be entitled to recover from Subtenant each monthly deficiency as the same shall arise and no suit to collect the amount of the deficiency for any month shall prejudice Sublandlord’s right to collect the deficiency for any prior or subsequent month by a similar proceeding. Alternatively, suit or suits for the recovery of such deficiencies may be brought by Sublandlord from time to time at its election; (5) If Subtenant shall fail to pay to Sublandlord any amount referenced in subsection (3) or (4) above on the date when the sum shall be due or in lieu thereof, then, without further notice to Subtenant and whether or not Sublandlord shall have collected any monthly deficiencies as aforesaid, Sublandlord, at its option, shall be entitled to recover from Subtenant, and Subtenant shall pay Sublandlord, on demand, as and for liquidated and agreed final damages and not as a penalty, a sum equal to the amount by which the Rents for the period to the then-stated Expiration Date from the latest of the date of termination of this Sublease or the date through which monthly deficiencies shall have been paid in full exceeds the then fair and reasonable rental value of the Subleased Premises for the same period, both discounted at the Prime Rate minus two percent (2%) per annum to present worth; (6) In no event shall Subtenant be entitled (i) to receive any excess of any Net Rent under subsection (c) over the sums payable by Subtenant to Sublandlord hereunder or (ii) in any suit for the collection of damages pursuant to this Section 19(e), to a credit in respect of any Net Rent from a reletting except to the extent that such Net Rent is actually received by Sublandlord prior to the commencement of such suit. If the Subleased Premises or any part thereof should be relet in combination with other space or for a term that extends beyond the then stated Expiration Date, then proper apportionment (on a per square foot rentable area basis in the case of a reletting in combination with other space outside of the Subleased Premises) shall be made of the rent received from such reletting and of the expenses of reletting.

(f)    If this Sublease be terminated as provided in Section 19(a) of this Sublease or by or under any summary proceeding or any other action or proceeding, Subtenant covenants and agrees, notwithstanding anything to the contrary contained in this Sublease: (A) that the Subleased Premises shall be required to be in the same condition as that in which Subtenant has agreed to surrender the Subleased Premises to Sublandlord on the Expiration Date; (B) that Subtenant, on or before the occurrence of any event of default hereunder, shall have performed every covenant contained in this Sublease for repairing any part of the Subleased Premises; and (C) that, for the breach of either subsection (A) or (B) of this Section 19(f)(i), or both, Sublandlord shall be entitled, without limiting any other damages payable by Subtenant hereunder, to recover, and Subtenant shall pay, as and for agreed damages therefor, the then cost of performing such covenants, plus interest thereon at the Interest Rate for the period between the date of the occurrence of any default and the date when any such work or act, the cost of which is computed, should have been performed under the other terms of this Sublease had such default not occurred. (ii) Each and every covenant contained in this Section 19(f) shall be deemed separate and independent, and not dependent on any other term of this Sublease for the use and occupation of the Subleased Premises by Subtenant, and the performance of any such term shall not be considered to be rent or other payment for the use of said Subleased Premises. It is understood that the consideration for the covenants in this Section 19(f) is the making of this Sublease, and the damages for failure to perform the same shall be in addition to and separate and independent of the damages accruing by reason of default in observing any other term of this Sublease.

(g)    Nothing herein contained shall be construed as limiting or precluding the recovery by Sublandlord against Subtenant of any sums or damages to which, in addition to the damages particularly provided above, Sublandlord may lawfully be entitled by reason of any default hereunder on the part of Subtenant.

(h)    Each right and remedy provided for in this Sublease shall be cumulative and shall be in addition to every other right provided for in this Sublease or now or hereafter existing at law or in equity, by statute or otherwise, and the exercise or beginning of the exercise by a party of any one or more of such rights shall not preclude the simultaneous or later exercise by such party of any or all other rights provided for in this Sublease or now or hereafter existing at law or in equity, by statute or otherwise. The provisions of this Section 19 shall survive the expiration or earlier termination of this Sublease.

20.    Insurance. Subtenant, at Subtenant’s sole expense, shall maintain for the benefit of Sublandlord and Main Landlord and its managing agent, if any, and any Superior Lessors and Superior Mortgagees whose names and addresses were or are furnished to Subtenant such policies of insurance (and in such form) with respect to the Subleased Premises set forth in Exhibit “D” hereof, which policies shall be reasonably satisfactory to Sublandlord as to coverage and insurer (which shall be licensed to do business in the State of New York). At all times during the term hereof, Sublandlord shall maintain in full force and effect all policies of insurance with respect to the Subleased Premises required to be maintained by it under the Main Lease.

21.    Indemnity. Subtenant shall indemnify and save each of the Indemnitees harmless (except to the extent any claim arises from the gross negligence or willful misconduct of any Indemnitee) from and against (i) all claims of whatever nature against the Indemnitees arising from any negligence or willful misconduct of Subtenant, any Subtenant Party or Subtenant’s contractors, licensees, agents, servants, employees or, while in the Subleased Premises, invitees or visitors, (ii) all claims against the Indemnitees arising from any accident, injury or damage whatsoever caused to any person or to the property of any person and occurring during the Term in the Subleased Premises, (iii) all claims against the Indemnitees arising from any accident, injury or damage occurring outside of the Subleased Premises but anywhere within or about the Real Property, to the extent such accident, injury or damage results or is claimed to have resulted from any negligence or willful misconduct of Subtenant, any Subtenant Party or Subtenant’s contractors, licensees, agents, servants, employees, invitees or visitors, (iv) any breach, violation or non-performance of any covenant, condition or agreement in this Sublease set forth and contained on the part of Subtenant to be fulfilled, kept, observed and performed and (v) any amounts payable by Sublandlord to Main Landlord in connection with this Sublease (including, without limitation, pursuant to Section 17(j) of the form of Consent, excluding, however, costs incurred by Main Landlord in connection with its making investigations as to the acceptability of Subtenant and its reasonable legal costs incurred in connection with the granting of the Consent (it being agreed that Sublandlord shall be responsible for such excluded amounts)), attached hereto as Exhibit “E”. This indemnity and hold harmless agreement shall include indemnity from and against any and all liability, fines, suits, demands, costs and expenses of any kind or nature (including, without limitation, reasonable attorneys’ fees and disbursements) incurred in or in connection with any such claim or proceeding brought thereon, and the defense thereof but except with respect to claims with respect to bodily injury or death, shall be limited to the extent any insurance proceeds collectible by Sublandlord under policies owned by Sublandlord or such injured party with respect to such damage or injury are insufficient to satisfy same. If any claim, action or proceeding is made or brought against any Indemnitee, and pursuant to which claim, action or proceeding Subtenant shall be obligated to indemnify any Indemnitee pursuant to this Section 21 (X) Indemnitee(s) shall give Subtenant prompt notice of such claim or action, and (Y) Subtenant shall, at its sole cost and expense, resist or defend such claim, action or proceeding in the Indemnitee’s name, if necessary, with counsel selected by it, subject to the reasonable approval of Indemnitee, which approval shall not be unreasonably withheld but no approval of counsel shall be required in each and every instance where the claim is resisted or defended by counsel of an insurance carrier obligated so to resist or defend such claim. Each party hereby releases the other, Subtenant hereby releases Main Landlord and each Condominium Board and the other Superior Parties, and Sublandlord hereby agrees to use commercially reasonable efforts to cause Main Landlord and the Condominium Board and the other Superior Parties, to release Subtenant with respect to any covered loss (including a claim for negligence, but excluding a claim based upon willful misconduct) which any of the foregoing might otherwise have against the other for loss, damage or destruction with respect to their respective property by fire or other covered peril (including rental value or business interruption) occurring during the Term to the extent to which any of the foregoing are insured under a policy containing a waiver of subrogation or permission for waiver. Notwithstanding anything contained in this Sublease to the contrary, Sublandlord shall not be liable to Subtenant in connection with any matter arising from or relating to this Sublease for any consequential, special or indirect damages. The provisions of this Section 21 shall survive the expiration or earlier termination of this Sublease. “Indemnitees” shall mean Main Landlord, each other Landlord Party and their respective partners, shareholders, officers, directors, members, employees, agents and contractors, the Public Parties, the Ground Lease Landlord, the Superior Lessors and the Superior Mortgagees. “Landlord Party” shall mean a Landlord Entity and any principal, partner, member, officer, stockholder, director, trustees, employee or agent of a Landlord Entity or of any partner or member of any Person constituting a Landlord Entity or any other direct or indirect holder of an ownership interest in Landlord, disclosed or undisclosed. “Subtenant Party” shall mean a Subtenant Entity and any principal, partner, member, officer, stockholder, director, trustees, employee or agent of a Subtenant Entity or of any partner or member of any Person constituting a Subtenant Entity or any other direct or indirect holder of an ownership interest in Subtenant, disclosed or undisclosed. “Subtenant Entity” shall mean the named Subtenant herein and Affiliates of Subtenant and after any transfer of Subtenant’s interest herein, the then subtenant and the Affiliates of the then subtenant.

22.    Damage and Destruction. If the Subleased Premises, the Unit or the Building shall be damaged by fire or other cause, then Subtenant agrees that it shall not be the obligation of Sublandlord to repair, restore or rebuild the Subleased Premises, the Unit or the Building, as the case may be, and Subtenant shall look to Main Landlord to repair, restore or rebuild the same in accordance with the applicable provisions of the Main Lease. Notwithstanding any contrary provision of the Main Lease, Subtenant shall have no right (i) to terminate this Sublease as to all or any part of the Subleased Premises by reason of a casualty or condemnation, or (ii) to an abatement of Rent by reason of a casualty or condemnation, unless, subject to Section 2(b) of this Sublease, Sublandlord is entitled to a corresponding abatement under Article 17 or 18 of the Main Lease (a copy of which is attached to this Sublease as Exhibit 17-18); provided, that, no other damage, compensation or claims shall be payable by Main Landlord or Sublandlord for inconvenience, loss of business or annoyance arising from any repair or restoration of any portion of the Subleased Premises, the Unit or of the Building. In the event this Sublease is terminated by reason of exercise by Main Landlord or Sublandlord of its termination rights under the Main Lease relating to damage or destruction, neither Sublandlord nor Subtenant shall have the duty to repair and/or restore the Subleased Premises or any other part of the Building. Subtenant understands that Sublandlord will not carry insurance of any kind on any goods, furniture, or furnishings owned by Subtenant or on any fixtures, equipment, improvements, installations, or appurtenances owned and removable by Subtenant in accordance with the provisions of this Sublease and that Sublandlord shall not be obligated to repair any damage thereto or replace same. Subtenant shall complete the repair and restoration thereof within a reasonable period of time after the occurrence of the casualty and substantial completion of Main Landlord’s restoration obligations under the Main Lease, subject to delays due to Force Majeure. Sublandlord and Subtenant shall each request that a provision in any policy maintained by such party against loss by fire or other casualty be included to the effect that such party’s insurer waives its rights of subrogation against the other party’s insurer for any loss payable thereunder. Where such provision is obtainable from such insurer only at an additional premium and the insured party notifies the other party in writing of that fact, such insured party shall not be obligated to include such provision in such policy unless the other party notifies the insured party in writing, within ten (10) days after receiving notice from the insured party, that such other party will pay the increased cost for inclusion of such provision. Each party hereby releases and will not make any claims against or seek to recover from the other for any loss or damage to its property resulting from fire or other hazards to the extent covered by such property or other insurance that it is required hereunder to maintain or does otherwise maintain hereunder (or to the extent the same would have been covered if the parties hereunder were carrying all insurance required hereunder). The waiver of subrogation in this Section shall extend to both Sublandlord Parties and Subtenant Parties. This Section 22 shall be considered an express agreement governing any case of damage to or destruction of the Building or any part thereof by fire or other casualty, and Section 227 of the Real Property Law of the State of New York, and any other law of like import now or hereafter enacted, shall have no application. “Force Majeure” shall mean any delays resulting from any causes beyond Sublandlord’s or Subtenant’s reasonable control, as the case may be, including, without limitation, governmental regulation, governmental restriction, strike, labor dispute, riot, inability to obtain materials or supplies, acts of God, war, terrorist or bio-chemical attack, fire or other casualty and other like circumstances. Under no circumstances shall the non-payment of money or a failure attributable to a lack of funds be deemed to be (or to have caused) an event of Force Majeure nor shall weather conditions which are reasonably anticipatable as to frequency, duration and severity in their season of occurrence be deemed an event of Force Majeure. For purposes of this Sublease, Force Majeure delays shall be deemed to exist only if Sublandlord or Subtenant (as the case may be) promptly notifies the other party in writing of such delay and, after such initial notification promptly after request of the other party, Sublandlord or Subtenant (as the case may be) notifies the other party of the status of such delay. Each party shall use all commercially reasonable efforts to mitigate the delay caused by any event of Force Majeure to the extent reasonably commercially practicable, but without the necessity of employing overtime or premium pay labor unless such party elects to do so within its sole discretion or unless the other party elects to pay for such overtime or premium pay labor.

23.    Condemnation. In the event of any condemnation or taking hereinabove mentioned of all or a part of the Unit, Main Landlord shall be entitled to receive the entire award in the condemnation proceeding, including any award made for the value of the estate vested by this Sublease in Subtenant, and Subtenant hereby expressly assigns to Main Landlord any and all right, title and interest of Subtenant now or hereafter arising in or to any such award or any part thereof, and Subtenant shall be entitled to receive no part of such award. Subtenant shall have no claim for the value of any unexpired Term of this Sublease. If the temporary use or occupancy of all or any part of the Subleased Premises shall be taken by condemnation or in any other manner for any public or quasi -public use or purpose during the Term, Subtenant shall be entitled, except as hereinafter set forth, to receive that portion of the award or payment actually received by Sublandlord for such taking that represents compensation for the use and occupancy of the Subleased Premises, for the taking of Subtenant’s Property and for moving expenses, and Main Landlord shall be entitled to receive that portion which represents reimbursement for the cost of restoration of the Subleased Premises. This Sublease shall be and remain unaffected by such taking and Subtenant shall continue to be responsible for all of its obligations hereunder insofar as such obligations are not affected by such taking and shall continue to pay in full the Fixed Rent and Additional Rent when due. If the period of temporary use or occupancy shall extend beyond the Expiration Date, that part of the award which represents compensation for the use and occupancy of the Subleased Premises (or a part thereof) shall be divided between Sublandlord and Subtenant so that Subtenant shall receive so much thereof as represents the period up to and including such Expiration Date and Sublandlord shall receive so much thereof as represents the period after such Expiration Date. All monies paid as, or as part of, an award for temporary use and occupancy for a period beyond the date to which the Rent have been paid shall be received, held and applied by Sublandlord as a trust fund for payment of the Rent becoming due hereunder. Notwithstanding anything to the contrary contained in this Section 23, each Condominium Board, and not Main Landlord or Sublandlord, subject to the provisions of Article 35 of the Main Lease, as set forth in Exhibit 35 of this Sublease, shall be responsible for all repairs to the Building, the Common Elements, the Unit and the Subleased Premises which, pursuant to the Condominium Documents, such Condominium Board is required to repair and/or restore, but Main Landlord shall be obligated to enforce the obligations of the Condominium Board as set forth in Article 35 of the Main Lease, and Sublandlord shall be obligated to enforce the obligations of Main Landlord as set forth in Article 35 of the Main Lease.

24.    Bankruptcy.

(a)    To the extent allowable under the Bankruptcy Code and other applicable Legal Requirements (collectively, “Bankruptcy Requirements”) if, at any time prior to the date herein fixed as the Sublease Commencement Date, a Bankruptcy Event shall occur, this Sublease shall be cancelled and terminated, in which event neither Subtenant nor any person claiming through or under Subtenant or by virtue of any statute or of an order of any court shall be entitled to possession of the Subleased Premises and Sublandlord, in addition to the other rights and remedies given by Section 19 hereof and by virtue of any other provision herein or elsewhere in this Sublease contained or by virtue of any statute or rule of law, may retain as liquidated damages any rent, security, deposit or monies received by it from Subtenant or others on behalf of Subtenant upon the execution hereof.

(b)    To the extent allowable under the Bankruptcy Requirements, if at the date fixed as the Sublease Commencement Date or if at any time during the Term a Bankruptcy Event shall occur, this Sublease, at the option of Sublandlord, exercised within a reasonable time after notice of the happening of any one or more of such events, may be cancelled and terminated, in which event neither Subtenant nor any person claiming through or under Subtenant by virtue of any statute or of an order of any court shall be entitled to possession or to remain in possession of the Subleased Premises but shall forthwith quit and surrender the Subleased Premises. “Bankruptcy Event” shall mean any or all of the following events: there shall be filed by or against Subtenant in any court pursuant to any statute either of the United States or of any State a petition in bankruptcy, or there shall be commenced a case under the Bankruptcy Code by or against Subtenant, or a petition filed for insolvency or for reorganization or for the appointment of a receiver or trustee of all or a portion of Subtenant’s Property, and, in any case (other than a voluntary filing by Subtenant), within ninety (90) days thereof Subtenant fails to secure a discharge thereof, or if Subtenant makes a general assignment for the benefit of creditors, or petitions for or enters into an arrangement with its creditors.

(c)    To the extent allowable under the Bankruptcy Requirements, it is stipulated and agreed that in the event of the termination of this Sublease pursuant to Sections 24(a) or 24(b), Sublandlord shall forthwith, notwithstanding any other provisions of this Sublease to the contrary, be entitled to recover from Subtenant as and for liquidated damages an amount equal to the difference between the rent reserved hereunder for the unexpired portion of the Term demised and the then fair and reasonable rental value of the Subleased Premises for the same period. To the extent allowable under the Bankruptcy Requirements, in the computation of such damages, the difference between any installment of rent becoming due hereunder after the date of termination and the fair and reasonable rental value of the Subleased Premises for the period for which such installment was payable shall be discounted to the date of termination at the rate of the Prime Rate minus two percent (2%) per annum. If the Subleased Premises or any part thereof be re-let by Sublandlord for the unexpired Term of this Sublease, or any part thereof, before presentation of proof of such liquidated damages to any court, commission or tribunal, to the extent allowable under the Bankruptcy Requirements, the amount of rent reserved upon such reletting shall be deemed prima facie to be the fair and reasonable rental value for the part or the whole of the Subleased Premises so re-let during the term of the re-letting. Nothing herein contained shall limit or prejudice the right of Sublandlord to prove for and obtain as liquidated damages by reason of such termination, an amount equal to the maximum allowed by the Bankruptcy Requirements governing the proceedings in which, such damages are to be proved, whether or not such amount be greater, equal to or less than the amount of the difference referred to above.

(d)    Without limiting any of the foregoing provisions of this Section 24, if pursuant to the Bankruptcy Requirements, Subtenant is permitted to assign or otherwise transfer this Sublease (whether in whole or in part in disregard of the restrictions contained in this Section 24 and/or Section 14 of this Sublease), Subtenant agrees that adequate assurance of future performance by the assignee or transferee permitted under the Bankruptcy Requirements shall mean, to the extent allowable under the Bankruptcy Requirements, the deposit of cash security with Sublandlord in an amount equal to the sum of one year’s Fixed Rent then reserved hereunder plus an amount equal to all Additional Rent payable under Section 3 of this Sublease or other provisions of this Sublease for the calendar year preceding the year in which such assignment is intended to become effective, which deposit shall be held by Sublandlord, without interest, for the balance of the Term as a security for the full and faithful performance of all of the obligations under this Sublease on the part of Subtenant yet to be performed. To the extent allowable under the Bankruptcy Requirements, if Subtenant receives or is to receive any valuable consideration for such an assignment or transfer (in part or in whole) of this Sublease, such consideration, after deducting therefrom any portion of such consideration reasonably designated by the assignee or transferee as paid for the purchase of Subtenant’s Property in the Subleased Premises, shall be and become the sole exclusive property of Sublandlord and shall be paid over to Sublandlord directly by such assignee or transferee. Any such assignee or transferee may only use and occupy the Subleased Premises as permitted under Section 12 of this Sublease and such occupancy may not increase the number of individuals occupying the Subleased Premises at the time a petition for bankruptcy (or reorganization) is filed by or against Subtenant. In addition, to the extent allowable under the Bankruptcy Requirements adequate assurance shall mean that any such assignee or transferee of this Sublease shall have a net worth (exclusive of good will and general intangibles) in accordance with GAAP equal to at least ten (10) times the aggregate of the annual Fixed Rent reserved hereunder plus all Additional Rent for the preceding calendar year as aforesaid. Such assignee or transferee shall expressly assume this Sublease by an agreement in recordable form and reasonable acceptable to Sublandlord.

(e)    To the extent allowable under the Bankruptcy Requirements, all amounts payable by Subtenant to or on behalf of Sublandlord under this Lease, whether or not expressly denominated Fixed Rent, Additional Rent or Rent, shall constitute rent for the purposes of Section 502(b)(7) of the United States Bankruptcy Code, 11 U.S.C. §101 et. seq., as amended (the “Bankruptcy Code”).

25.    Estoppel Certificate. From time to time, within ten (10) days next following request by Sublandlord, Subtenant shall deliver to Sublandlord or Main Landlord or such other Person as Sublandlord or Main Landlord may reasonably request a written statement executed by Subtenant, in form reasonably satisfactory to Main Landlord and Sublandlord or such other Person, (i) certifying that this Sublease is then in full force and effect and has not been modified (or if modified, setting forth all modifications), (ii) setting forth the date to which the Fixed Rent, the Additional Rent and other items of Rent have been paid, (iii) stating whether or not, to the knowledge of Subtenant, Sublandlord is in default under this Sublease, and, if Sublandlord is in default, setting forth the specific nature of all such defaults, and (iv) as to any other matters reasonably requested by Main Landlord or Sublandlord. Subtenant acknowledges that any statement delivered pursuant to this Section 25 may be relied upon by any purchaser or owner of the Real Property, the Unit or the Building, or Main Landlord’s interest in the Real Property or the Unit, Ground Lease Landlord, the Condominium Board, or any other Superior Party, or by an assignee or successor of a Superior Party, or by any prospective assignee or transferee of the leasehold estate under the Main Lease.

26.    Alterations. Subtenant shall not make or cause, suffer or permit the making of any alteration, addition, change, replacement, installation or improvement in or to the Subleased Premises, the Demised Premises, the Unit or the Building, or the electrical, plumbing, mechanical or Base HVAC System or other Base Systems serving the Subleased Premises or the Demised Premises or the Unit or the Building (collectively “Alterations”) without obtaining the prior written consent of Sublandlord and Main Landlord in each instance, which consent Sublandlord shall not unreasonably withhold or delay but which may be granted or denied in Main Landlord’s sole and absolute discretion, and otherwise in compliance with the Main Lease. The term “alterations” means any alteration, installation, improvement, addition, removal, demolition, decoration or other physical change.

27.    Mechanics Liens. Any mechanic’s lien filed against the Building and/or the Unit for work claimed to have been done for, or materials claimed to have been furnished to, Subtenant, any Affiliate or subtenant of Subtenant, or any other Person acting by or under any of the foregoing shall be discharged or bonded over by Subtenant within thirty (30) days after Subtenant shall have received notice (from whatever source) thereof. If Subtenant shall fail to discharge or bond over any mechanic’s lien within such thirty (30) day period as aforesaid, Sublandlord or Main Landlord may, but shall not be obligated to, discharge the mechanic’s lien by bond, payment or otherwise and the cost of the discharge, together with interest thereon at the Interest Rate, will be paid by Subtenant to Sublandlord as Additional Rent, or to Main Landlord, as applicable, within thirty (30) days of Sublandlord’s or Main Landlord’s demand therefor.

28.    Right of Access; Entry.

(a)    Subject to the provisions of the Main Lease, (i) Subtenant shall permit Main Landlord and Sublandlord, agents, representatives, contractors and employees of Landlord and Sublandlord and each Condominium Board and utility companies and other service providers servicing the Building, the Unit and/or the Common Elements to erect, use and maintain pipes and conduits in and through the Subleased Premises in concealed locations beneath floors, behind core or perimeter walls or within existing column enclosures and above ceiling; (ii) Main Landlord and Sublandlord and agents, representatives, contractors and employees of Main Landlord and Sublandlord and any Condominium Board shall have the right to enter the Subleased Premises upon prior reasonable notice (except in an emergency, in which event Sublandlord shall endeavor to give such notice as is reasonably practicable under the circumstances) during Business Hours, for the purpose of making such repairs or alterations as Main Landlord or Sublandlord or any Condominium Board shall reasonably require or shall have the right to make by the provisions of the Main Lease or this Sublease or the Condominium Documents; and (iii) Main Landlord and Sublandlord shall also have the right on reasonable prior notice during Business Hours to enter the Subleased Premises, for the purpose of inspecting them or exhibiting them to prospective purchasers, prospective superior lessors or superior mortgagees of the Building and/or the Unit. Main Landlord, Sublandlord, and each Condominium Board shall be allowed to take such material as shall be required for such day’s work (provided that if excess material does not unreasonably interfere with Subtenant’s business and use of the Demised Premises, then Main Landlord, Sublandlord and any Condominium Board can take such reasonable amounts of material as is required for a commercially reasonable period into and upon the Subleased Premises during periods when work is in progress.

(b)    throughout the Term of this Sublease, Main Landlord, Sublandlord and any Condominium Board shall have free access to all mechanical installations located in the Unit or the Common Elements. Neither Subtenant, any Subtenant Party nor any contractor, invitee or licensee of Subtenant shall at any time enter the said enclosures or tamper with, adjust, touch or otherwise affect in any manner such mechanical installations. Sublandlord may exhibit the Subleased Premises to prospective tenants, upon prior reasonable notice to Subtenant.

(c)    In connection with Main Landlord’s or Sublandlord’s making any repairs, alterations, additions or improvements and in inspecting and exhibiting the Subleased Premises, if at all, Sublandlord shall make reasonable efforts to minimize interference with the conduct of Subtenant’s business but neither Main Landlord nor Sublandlord shall have any obligation to employ contractors or labor at so called overtime or other premium pay rates or to incur any other overtime costs or expenses whatsoever. Subtenant shall keep Sublandlord and the Building manager’s office advised of the name and telephone number of the person or agency to be notified on behalf of Subtenant in the event of any emergency and shall provide such a representative at all times of the day and night. If such representative shall not be provided at any time after reasonable notice under the circumstances when access to the Subleased Premises shall be required or if in the event of an emergency of Subtenant, Main Landlord and Sublandlord shall nevertheless have the right to enter the Subleased Premises, provided that during such entry, Main Landlord, Sublandlord and their agents shall accord all due care to Subtenant’s Property. Neither Main Landlord nor Sublandlord shall have any liability to Subtenant for any failure of Main Landlord or Sublandlord to perform any of its respective obligations hereunder by reason of Main Landlord’s or Sublandlord’s inability to enter the Subleased Premises.

(d)    In the event that an excavation or any construction should be made for Building or other purposes upon land adjacent to the Real Property, or should be authorized to be made, Subtenant shall, upon reasonable prior notice, if necessary, afford to the person or persons causing or authorized to cause such excavation or construction or other purpose, the right, for brief periods of time and in a manner so as to avoid interference with Subtenant’s business, subject to such reasonable conditions as Subtenant may reasonably impose, to enter upon the Subleased Premises for the purpose of doing such work as shall reasonably be necessary to protect or preserve the wall or walls of the Unit, or the Building, from injury or damage and to support them by proper foundations, pinning and/or underpinning, or otherwise.

29.    Right to Cure Subtenant’s Defaults. If Subtenant shall at any time fail to make any payment or perform any other obligation of Subtenant hereunder, then Sublandlord shall have the right, but not the obligation, after five (5) days’ written notice to Subtenant, or without notice to Subtenant in the case of any emergency, and in the case of emergency without awaiting the lapse of any cure period that may be provided for herein or in the Main Lease for defaults, and without waiving or releasing Subtenant from any obligations of Subtenant hereunder, to make such payment or perform such other obligation of Subtenant in such manner and to such extent as Sublandlord shall reasonably deem necessary, and in exercising any such right, to pay any incidental costs and expenses, employ attorneys, and incur and pay reasonable attorneys’ fees. Subtenant shall pay to Sublandlord within ten (10) days after demand all sums so paid by Sublandlord and all incidental costs and expenses of Sublandlord in connection therewith, together with interest thereon at the Interest Rate or the then maximum lawful interest rate, whichever shall be less, from the date of the making of such expenditures until the date repaid, such sums shall be deemed to be Additional Rent hereunder.

30.    Laws, Ordinances, Requirements of Public Authorities. Subtenant shall, at Subtenant’s sole cost and expense, comply with all Legal Requirements and/or Insurance Requirements which shall impose any violation, order or duty upon Main Landlord or Sublandlord or Subtenant arising from Subtenant’s particular manner of use of the Subleased Premises (in contrast to use by Subtenant for customary office purposes) or any Alterations to the Subleased Premises made therein by or at Subtenant’s request or required by reason of a breach of any of Subtenant’s covenants or agreements hereunder. If Subtenant receives written notice of any violation of Legal Requirements and/or Insurance Requirements applicable to the Subleased

Premises, it shall give prompt notice thereof to Sublandlord. “Insurance Requirements” shall mean all customary requirements, now or hereinafter in effect, of any insurance policy covering or applicable to all or any part of the Real Property, the Building, the Unit or the Demised Premises or the Subleased Premises or the use thereof, all requirements of the issuer of any such policy and all orders, rules, regulations, and other customary requirements of the Insurance Services Office, Inc. or any other body exercising the same or similar functions and having jurisdiction of all or any part of the Real Property, the Building, the Unit or the Demised Premises.

31.    Brokerage. Each of Sublandlord and Subtenant represents and warrants to the other that it has not dealt with any broker in connection with this transaction other than Savills Studley, Inc. and DLS Commercial Real Estate LLC (collectively, the “Brokers”). Each of Sublandlord and Subtenant agrees to defend, save and hold the other harmless from any claims for fees and commissions and against any liability (including reasonable attorneys’ fees and disbursements) arising out of a breach or alleged breach of the foregoing warranty and representation by the indemnifying party. Sublandlord shall be responsible for the payment of any commission or other fee earned by the Brokers pursuant to separate agreements between them in connection with this Sublease. This Section 31 shall survive the expiration or sooner termination of the Lease.

32.    No Waiver. The failure of a party hereto to insist in any one or more cases upon the strict performance or observance of any obligation of the other party hereunder or to exercise any right or option contained herein shall not be construed as a waiver or relinquishment for the future of any such obligation of the other party or any right or option of such party. Sublandlord’s receipt and acceptance of Fixed Rent or Additional Rent, or Sublandlord’s acceptance of performance of any other obligation by Subtenant, with knowledge of Subtenant’s breach of any provision of this Sublease, shall not be deemed a waiver of such breach. No waiver by a party hereto of any term, covenant or condition of this Sublease shall be deemed to have been made unless expressed in writing and signed by the other party.

33.    Successor and Assigns. The covenants, conditions, agreements and provisions of this Sublease, except as herein otherwise specifically provided, shall extend to, bind and inure to the benefit of the parties hereto and their respective legal representatives, heirs, successors and permitted assigns. In the event of any assignment or transfer of the leasehold estate under the Main Lease, the transferor or assignor, as the case may be, shall be and hereby is entirely relieved and freed of all further obligations under this Sublease.

34.    No Personal Liability.

(a)    Notwithstanding that Sublandlord is a limited liability partnership, the partners or members of which are or may otherwise be subject to personal liability, and notwithstanding any provision in this Sublease or the Main Lease to the contrary or at law or in equity, each party agrees that in pursuing its rights and remedies against the other under or with respect to this Sublease, (i) such pursuing party will look solely to the income and assets of the other party (each a “Party”) and (ii) such pursuing party will not have recourse or otherwise look to the individual or personal assets of any past, present or future partner, shareholder or other holder of an interest in a Party (each, an “Interest Holder”). The assets of each Party include, without limitation, all accounts receivable of such Party, and any claims of the Interest Holders in such Party against such Party or against other Interest Holders in such Party shall be subject and subordinate in all respects to any claims by such pursuing party against the other Party or Interest Holders therein. The immediately preceding limitation of liability shall not be construed to prevent such pursuing party from seeking to have any fraudulent conveyances made by a Party to any of the Interest Holders in such Party set aside in the event that such pursuing party is damaged by, or such pursing party’s recourse or recovery is diminished by, the occurrence of any Fraudulent Acts. For the purposes hereof, “Fraudulent Acts” shall refer to any acts or action taken by a Party outside of its prevailing business practices, with a principal intent to defraud the pursuing party in its recourse against, or recovery from, such Party. Subtenant acknowledges that the prevailing business practices of Sublandlord includes the distribution of annual profits to partners of Sublandlord, and in certain instances the diminution or return of capital contributions, less retainage for current or permanent capital account or other reserves or needs, all as Sublandlord’s management or executive committee (as the case may be), exercising its business judgment. The provisions of this Section 34 shall limit the liability of the Interest Holders in a Party as provided in this Section 34 but shall not in any way limit, reduce, affect or otherwise modify the liability of such Party or its successors or permitted assignees under this Sublease.

(b)    Except as expressly provided in Sections 22 and 23 of this Sublease, the obligation of Subtenant to pay Rent hereunder and perform all of the other covenants and agreements hereunder on the part of Subtenant to be performed shall in no way be affected, impaired or excused because Sublandlord is unable to fulfill any of its obligations under this Sublease or is unable to supply or is unable to make or is delayed in making any repairs, additions, alterations or decorations or is unable to supply or is delayed in supplying any equipment or fixtures, if Sublandlord is prevented or delayed from so doing by reason of Force Majeure. Sublandlord shall not have liability to Subtenant, nor shall Subtenant be entitled to terminate this Sublease, or be entitled to any abatement or diminution of rent payable by Subtenant under this Sublease or to any relief from any of its obligations under this Sublease (except as expressly set forth in Section 2(b) of this Sublease) if by reason of strike or labor trouble or any other cause whatsoever beyond the reasonable control of Sublandlord, including, but not limited to, acts of war, emergency, casualty, terrorism, bioterrorism, or governmental preemption in connection with a National Emergency, there is (i) a lack of access to the Building, the Unit or the Subleased Premises; (ii) reduced air quality or other contaminants in the Building that would adversely affect the Building or its occupants, including the presence of biological or other airborne agents within the Building or the Subleased Premises; (iii) disruption of mail and deliveries to the Building or the Subleased Premises; (iv) disruption of telephone and/or other communications services to the Building or the Subleased Premises; (v) disruption of any other services to the Subleased Premises or any of the Building systems; or (vi) an inability for Subtenant to otherwise use and/or occupy the Subleased Premises for the conduct of its business.

(c)    Neither Sublandlord nor any Sublandlord Party shall be liable for (i) any damage to property of Subtenant or of others entrusted to employees of Sublandlord, Main Landlord, the Condominium, the Building or the Unit, nor for the loss of or damage to any property of Subtenant by theft or otherwise, (ii) any injury or damage to persons or property resulting from fire, explosion, falling plaster, steam, gas, electricity, water, rain or snow leaks from any part of the Building or from the pipes, appliances or plumbing works or from the roof, street or sub surface or from any other place or by dampness or by any other cause of whatsoever nature or (iii) damage caused by other tenants or persons in the Building or caused by operations in construction of any private, public or quasi-public work, but the foregoing shall not limit Subtenant’s rights or decrease Sublandlord’s obligations under this Sublease.

(d)    Neither Main Landlord nor Sublandlord shall have liability to Subtenant by reason of any Window Blocking or if at any time any windows of the Subleased Premises are either temporarily darkened or obstructed by reason of any translucent material for the purpose of energy conservation, or if any part of the Building, other than the Subleased Premises, is temporarily or permanently closed or inoperable. “Window Blocking” shall mean that any exterior, curtainwall window of the Subleased Premises is blocked or bricked-up for any reason (including, without limitation, by Main Landlord (i) in connection with the performance of repairs, maintenance or improvements to the Building, (ii) if required by any Legal Requirements, or (iii) by the use of any netting or similar device).

35.    Interpretation. Irrespective of the place of execution or performance, this Sublease shall be governed by and construed in accordance with the laws of the State of New York. If any provision of this Sublease or the application thereof to any person or circumstance shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Sublease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, headings and titles, if any, in this Sublease are solely for convenience of reference and shall not affect its interpretation. This Sublease shall be construed without regard to any presumption or other rule requiring construction against the party causing this Sublease to be drafted. If any words or phrases in this Sublease shall have been stricken out or otherwise eliminated, whether or not any other words or phrases have been added, this Sublease shall be construed as if the words or phrases so stricken out or otherwise eliminated were never included in this Sublease and no implication or inference shall be drawn from the fact that said words or phrases were so stricken out or otherwise eliminated. Each covenant, agreement, obligation or other provision of this Sublease shall be deemed and construed as a separate and independent covenant of the party bound by, undertaking or making same.

36.    Consent of Main Landlord Under Main Lease. The Sublease Commencement Date shall not occur until the Main Landlord shall have given its written consent hereto (“Main Landlord’s Consent”) in accordance with the terms of the Main Lease. Accordingly, immediately after the date hereof, Sublandlord shall request Main Landlord’s Consent in accordance with the terms of Article 8 of the Main Lease, and shall thereafter take such actions contemplated by such Article 8, and otherwise use reasonable efforts (including promptly responding to all requests by Main Landlord for additional information and other materials) to obtain Main Landlord’s Consent within forty-five (45) days after the date hereof. Sublandlord shall immediately notify Subtenant of the granting or denial of the Main Landlord’s Consent, and if such consent shall be granted, Sublandlord shall furnish Subtenant with a copy thereof. Sublandlord and Subtenant agree to execute the Main Landlord’s form of Consent, attached hereto as Exhibit “E” and any other documentation reasonably required by Main Landlord, in each case to the extent the same are reasonably acceptable to each party. Notwithstanding the foregoing, if the Main Landlord does not give Main Landlord’s Consent to this Sublease for any reason on or before the ninetieth (90th) day after the date hereof, then at any time after such ninetieth (90th) day, either party hereto may cancel this Sublease by giving written notice to the other party, and if such notice shall be given, this Sublease shall be deemed cancelled and have no further force or effect as of the fifth (5th) day following the date of the giving of such notice, unless Main Landlord’s Consent is issued within said five-day period, in which case said notice of cancellation shall be void and this Sublease shall remain in force and effect in accordance with its terms. If this Sublease shall be cancelled as aforesaid, then Sublandlord shall return to Subtenant all Fixed Rent, if any, prepaid by Subtenant and any security. Subtenant hereby acknowledges that the Main Lease provides that no sublease shall be valid, and no subtenant shall take possession of any part of the premises demised thereunder, until an executed counterpart of such sublease has been delivered to Main Landlord. Any fee or reimbursement required by Main Landlord for the costs of making investigations as to the acceptability of the Subtenant and the reasonable legal costs incurred in connection with the granting of Main Landlord’s Consent shall be paid by Sublandlord.

37.    Waiver of Jury Trial and Right to Counterclaim. Each of the parties hereto hereby waives all right to trial by jury in any summary or other action; proceeding or counterclaim arising out of or in any way connected with this Sublease, the relationship of Sublandlord and Subtenant, the Subleased Premises and the use and occupancy thereof, and any claim of injury or damages, provided that such waiver is not prohibited by law. Subtenant also hereby waives all right to assert or interpose a counterclaim in any summary proceeding or other action or proceeding to recover or obtain possession of the Subleased Premises.

38.    Additional Representations. Sublandlord further represents to Subtenant that (i) it has all requisite limited liability partnership power and authority to execute, deliver and perform this Sublease, (ii) all limited liability partnership actions required to execute, deliver and perform this Sublease have been duly and properly taken, (iii) it has duly authorized, executed and delivered this Sublease; (iv) this Sublease is its valid, legal and binding agreement, enforceable against it in accordance with its terms and (v) the execution and delivery of this Sublease is not prohibited by, nor does it conflict with, or constitute a default under, any agreement or instrument to which such party may be bound or any Legal Requirements applicable to such party. Subtenant further represents to Sublandlord that (i) it has all requisite corporate power and authority to execute, deliver and perform this Sublease, (ii) all corporate actions required to execute, deliver and perform this Sublease have been duly and properly taken, (iii) it has duly executed and delivered this Sublease; (iv) this Sublease is its valid, legal and binding agreement, enforceable against it in accordance with its terms; and (v) the execution and delivery of this Sublease is not prohibited by, nor does it conflict with, or constitute a default under, any agreement or instrument to which such party may be bound or any Legal Requirements applicable to such party.

39.    Jurisdiction. Sublandlord and Subtenant each hereby (a) irrevocably consents and submits to the jurisdiction of any Federal, state, county or municipal court sitting in the State of New York in respect to any action or proceeding concerning any matters arising out of or in any way relating to this Sublease; (b) irrevocably waives all objections as to venue and any and all rights it may have to seek a change of venue with respect to any such action or proceedings if the same is brought in New York City; (c) agrees that this Sublease and the rights and obligations of the parties shall be governed by and construed, and all actions, proceedings and all controversies and disputes arising under or of or relating to this Sublease shall be resolved in accordance with the internal substantive laws of the State of New York applicable to agreements made and to be wholly performed with the State of New York, (d) waives any defense to any action or proceeding granted by the laws of any other country or jurisdiction unless such defense is also allowed by the laws of the State of New York and (e) agrees that any final judgment rendered against it in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Sublandlord and Subtenant further agree that any action or proceeding in respect to any matters arising out of or in any way relating to this Sublease shall be brought only in the State of New York, County of New York.

40.    Hazardous Materials. Subtenant shall not cause or permit “Hazardous Materials” to be used, transported, stored, released, handled, produced or installed in, on or from the Demised Premises, the Unit or the Building. The term “Hazardous Materials” shall, for the purposes hereof, mean any flammable, explosive or radioactive materials; hazardous wastes; hazardous and toxic substances or related materials; asbestos or any material containing asbestos; or any other such substance or material; in the definition of “hazardous substances”, “hazardous wastes”, “hazard materials”, “toxic substances”, or “contaminants” as defined by, or any materials regulated by, any federal, state or local law, ordinance, rule or regulation, including, without limitation, the Comprehensive Environmental Response Compensation and Liability Act of 1980, as amended, the Hazardous Materials Transportation Act, as amended, the Resource Conservation and Recovery Act, as amended, and in the regulations adopted and publications promulgated pursuant to each of the foregoing (collectively, “Environmental Laws”). Notwithstanding the foregoing, the restriction in the first sentence of this Section 40 shall not be deemed to be a restriction on Operational Hazardous Materials typically and lawfully used in connection with the operation and maintenance of offices (provided the same are used, handled and stored in accordance with all applicable Environmental Laws). In the event of a breach of the provisions of this Section 40, Main Landlord or Sublandlord shall, in addition to all of its rights and remedies under this Sublease and pursuant to applicable Legal Requirements, have the right to require the other, at Subtenant’s sole cost and expense, to promptly remove any such Hazardous Materials from the Subleased Premises or the Unit, as the case may be and (ii) Subtenant shall indemnify and hold Main Landlord and Sublandlord and their successors and assigns harmless from and against any loss, liability, damages, and costs and expenses (including, without limitation, reasonable attorneys’ fees and disbursements) that such indemnified parties may at any time suffer by reason of the existence of such Hazardous Materials in accordance with this Section 40. The provisions of this Section 40 shall survive the expiration or sooner termination of this Sublease. The term “Operational Hazardous Materials” shall mean any Hazardous Materials which are normally or reasonably used in the operation, maintenance or use of a Comparable Building, provided that the same are permitted to be used in such operation, maintenance or use by Legal Requirements and/or Insurance Requirements and are used, stored and disposed of in compliance in all material respects with Legal Requirements and/or Insurance Requirements, including, without limitation, use of fuels, heating oil, lubricants, pesticides, cleaning materials, paint and paint thinners, asphalt, caulks, and chemicals commonly used in connection with heating, plumbing, mechanical and electrical systems and in photocopying machines, computers, word processing equipment and other business machines (but excluding any Hazardous Materials which have been incorporated into the structure of the Building or the Base Systems in the course of the Base Building Work). “Comparable Buildings” shall mean first class office buildings of comparable size located in the area bounded by 34th Street to 60th Street, from 1st Avenue to 8th Avenue, City of New York.

41.    No Vault. Sublandlord hereby represents and warrants that no vault or cellar not within the property line of the Building is leased to Sublandlord under the Main Lease.

42.    Window Cleaning. Subtenant will not clean any window in the Subleased Premises from the outside (within the meaning of Section 202 of the New York Labor Law or any successor statute thereto). In addition, unless the equipment and safety devices required by all legal requirements including Section 202 of the New York Labor Law or any successor statute thereto are provided and used, Subtenant will not require, permit, suffer or allow the cleaning of any window in the Subleased Premises from the outside (within the meaning of such Section); provided, however, that neither Subtenant nor Sublandlord shall be responsible for the manner in which Main Landlord, its agents, contractors or employees clean such windows.

43.    Moving. Subtenant shall not move any safe, heavy equipment or bulky matter in or out of the Building without Main Landlord’s written consent (if required under the Main Lease), which consent shall not be unreasonably withheld. If the movement of such items is required to be done by persons holding a Master’s Rigger’s License, then all such work shall be done in full compliance with the Administrative Code of the City of New York and other municipal requirements. All such movements shall be made during hours which will minimize interference with the normal operations of the Building, and all damage caused by such movement shall be promptly repaired by Subtenant at Subtenant’s sole cost and expense. Subtenant shall not place a load upon any floor of the Subleased Premises which exceeds the load per square foot which such floor was designed to carry and that is allowed by Legal Requirements.

44.    Signage. Main Landlord may at any time without notice to or the consent of Subtenant to change the name, number or designation by which the Building may be known. Subtenant acknowledges and agrees that Subtenant is not entitled to receive any signage listing on Sublandlord’s plaque or pylon signage in the Building lobby, that there is currently no other directory or listing board in the Building lobby, and that Subtenant shall not be entitled to any signage in any future directory or listing board in the Building lobby except at Subtenant’s sole cost. If any such signage is subsequently provided to or for the benefit of Subtenant, such signage shall be subject, in each case, to (i) the Main Lease and (ii) the approval of Sublandlord (in its reasonable discretion) and Main Landlord (in its sole and absolute discretion). Any termination, cancellation or surrender of this Sublease shall terminate any rights of Subtenant under this Section 44.

45.    Non-Disclosure; Advertising. Neither Sublandlord nor Subtenant nor any of any their respective employees, representatives, agents or consultants shall publicize, advertise or otherwise disclose to third parties other than Main Landlord and the Brokers any of the economic terms (including, but not limited to, Rent payable hereunder) nor any of the material terms of this Sublease without the prior written consent of the other party and shall keep all such terms confidential except to the extent such disclosure of such information is required to be made (a) to any actual or prospective purchasers, mortgagees, overlessors, assignees or subtenants (or any of their respective employees, representatives, agents or consultants), (b) by Legal Requirements, (c) in any arbitration or litigation between the parties or (d) to any Governmental Authority providing to Main Landlord, Sublandlord and/or Subtenant business incentives, or to any governmental entity which is a party to an agreement pursuant to which such business incentives are being provided to Subtenant. Any such disclosure shall be subject to any non-public pre-notification requirements imposed by the New York City Economic Development Corporation or any successor thereto (“EDC”) or the New York State Urban Development Corporation d/b/a Empire State Development Corporation, or any successor thereto (“ESDC”). Subtenant shall not use nor shall Subtenant permit any Subtenant Entity to use the name or likeness of the Building in any advertising (by whatever medium) without Main Landlord’s prior consent (in its sole and absolute discretion) and Sublandlord’s consent (not to be unreasonably withheld); provided, however, that Subtenant may use the name and address of the Building on its stationary and in advertisements for identification purposes only.

46.    Prohibited Entities.

(a)    Subtenant represents and warrants to Sublandlord that (i) it and each Affiliate or Principal directly or indirectly owning an interest in it is not a Prohibited Entity, (ii) none of the funds or other assets of it constitute property of, or are beneficially owned, directly or indirectly, by, any Person on the List, (iii) no Person on the List has any interest of any nature whatsoever in it (whether directly or indirectly), (iv) none of its funds have been derived from any unlawful activity with the result that the investment in it is prohibited by law or that this Sublease is in violation of law, and (v) it has implemented procedures, and will consistently apply those procedures, to ensure the foregoing representations and warranties remain true and correct at all times. “Affiliate” shall mean with respect to any Person, any Person who or which directly or indirectly controls, is controlled by or is under common control with such Person. “Principal” shall mean, with respect to any Person, (A) any director or the president, any vice president, the treasurer, or the secretary thereof if such Person is a corporation, (B) any general partner of a partnership or managing member or manager of a limited liability company, or (C) any shareholder, limited partner, member or other Person having a direct or indirect economic interest in such Person, whether beneficially or of record, in excess of ten percent (10%) of all of the issued and outstanding shares, partnership interests, limited liability company interests or other ownership interests of such Person. In calculating the percentage interest of any shareholder, partner, member or other beneficially interested Person referred to in the prior sentence, the interest in the equity of any Affiliate of such shareholder, partner, member or beneficially interested Person shall be attributed to such shareholder, partner, member or beneficially interested Person. “Person” shall mean (A) an individual, corporation, limited liability company, partnership, joint venture, estate, trust, unincorporated association or other business entity, (B) any federal, state, county or municipal government (or any bureau, department, agency or instrumentality thereof), and (C) any fiduciary acting in such capacity on behalf of any of the foregoing. “List” shall mean, collectively, as updated from time to time, the Specially Designated Nationals and Blocked Persons List maintained by OFAC and/or on any other similar list maintained by the Office of Foreign Assets Control of the Department of the Treasury (“OFAC”) pursuant to any authorizing statute, executive order or regulation. “Prohibited Entity” shall mean (A) any Prohibited Person, (B) any Person that is identified on the List or (C) any Person that is a NYTC Competing User (as defined in the Condominium Declaration). A “Prohibited Person” shall mean (A) any Person (1) that is in default after notice and beyond the expiration of any applicable cure period, of such Person’s obligations under any material written agreement with the City, the State or any of their instrumentalities, or (2) that directly controls, is controlled by, or is under common control with a Person that is in default after notice and beyond the expiration of any applicable cure period, of such Person’s obligations under any material written agreement with the City, the State or any of their instrumentalities, unless, in each instance, such default or breach either (a) has been waived in writing by the City, the State or any of their instrumentalities as the case may be or (b) is being disputed in a court of law, administrative proceeding, arbitration or other forum or (c) is cured within thirty (30) days after a determination and notice to Subtenant from Sublandlord that such

Person is a Prohibited Person as a result of such default; (B) any Person that is an Organized Crime Figure; (C) any government, or any Person that is directly or indirectly controlled (rather than only regulated) by a government, that is finally determined to be in violation of (including, but not limited to, any participant in an international boycott in violation of) the Export Administration Act of 1979, as amended, or any successor statute, or the regulations issued pursuant thereto, or any government that is, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government that is subject to the regulations or controls thereof; (D) any government, or any Person that, directly or indirectly, is controlled (rather than only regulated) by a government, the effects or the activities of which are regulated or controlled pursuant to regulations of the United States Treasury Department or executive orders of the President of the United States of America issued pursuant to the Trading with the Enemy Act of 1917, as amended; (E) any Person that is in default in the payment to the City of any real estate taxes, sewer rents or water charges totaling more than $10,000, unless such default is then being contested in good faith in accordance with applicable Legal Requirements or unless such default is cured within thirty (30) days after a determination and notice to Subtenant from Sublandlord that such Person is a Prohibited Person as a result of such default; or (F) any Person (1) that has solely owned, at any time during the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such Person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest pursuant to the Administrative Code of the City, or (2) that, directly or indirectly controls, is controlled by, or is under common control with a person that has owned, at any time in the 3-year period immediately preceding a determination of whether such Person is a Prohibited Person, any property which, while in the ownership of such person, was acquired by the City by in rem tax foreclosure, other than a property in which the City has released or is in the process of releasing its interest to such person pursuant to the Administrative Code of the City. “Organized Crime Figure” shall mean any Person (A) who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure, or (B) who, directly or indirectly controls, is controlled by, or is under common control with, a Person who has been convicted in a criminal proceeding for a felony or any crime involving moral turpitude or that is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure. The determination as to whether any Person is an organized crime figure or is reputed to have substantial business or other affiliations with an organized crime figure shall be within the sole discretion of Sublandlord, which discretion shall be exercised in good faith or as determined by the Ground Lease Landlord in accordance with the terms of the Ground Lease.

(b)    Subtenant agrees (i) to comply with all Legal Requirements relating to money laundering, anti-terrorism, trade embargos and economic sanctions, now or hereafter in effect, (ii) to immediately notify the other in writing if any of the representations, warranties or covenants set forth in this Section 46 are no longer true or have been breached or if it has a reasonable basis to believe that they may no longer be true or have been breached, (iii) not to use funds from any Person on the List to make any payment due to Sublandlord under this Sublease and (iv) at the request of the other, to provide such information as may be reasonably requested by Sublandlord or Subtenant to determine the other’s compliance with the terms hereof. “Legal Requirements” shall mean all laws, statutes and ordinances (including, without limitation, all building codes and zoning regulations and ordinances) and the orders, rules, regulations, directives and requirements of all Governmental Authorities, which may be applicable to or affecting this Lease, the Real Property, the Subleased Premises the Building, the Unit and/or the Common Elements or the use or occupancy thereof, whether now or hereafter enacted or in force, ordinary or extraordinary, foreseen or unforeseen and all requirements, obligations and conditions of all instruments of record relating to the Real Property.

(c)    Subtenant hereby acknowledges and agrees that inclusion on the List of the other party or any Affiliate or Principal of such party at any time during the Term shall be a material default of this Sublease. Notwithstanding anything to the contrary contained herein, including but not limited to Subtenant’s rights under Section 14, Subtenant shall not permit the Subleased Premises or any portion thereof to be used or occupied by any Person on the List (on a permanent, temporary or transient basis), and any such use or occupancy of the Subleased Premises by any such Person shall be a material default of this Sublease.

47.    No Recordation. Subtenant agrees to execute and deliver any documents as may be required of Subtenant by Main Landlord or Sublandlord under Article 42 of the Main Lease, which is attached hereto as Exhibit 42 to this Sublease. In no event shall this Sublease or any amendment hereto be recorded.

48.    Severability. If any term, covenant, condition or provision of this Sublease or the application thereof to any circumstance or to any Person shall be invalid or unenforceable to any extent, the remaining terms, covenants, conditions and provisions of this Sublease or the application thereof to any circumstances or to any Person other than those as to which any term, covenant, condition or provision is held invalid or unenforceable, shall not be affected thereby and each remaining term, covenant, condition and provision of this Sublease shall be valid and shall be enforceable to the fullest extent permitted by applicable Legal Requirements and/or Insurance Requirements.

49.    Prevailing Parties. In the event of any dispute between Sublandlord and Subtenant in any way related to this Sublease, and whether involving contract and/or tort claims, the non-prevailing party shall pay to the prevailing party all reasonable attorneys’ fees and disbursements, without restriction by statute, court rule or otherwise, incurred by the prevailing party in connection with any action or proceeding (including any appeal and the enforcement of any judgment or award), whether or not the dispute is litigated or prosecuted to final judgment (collectively, “Fees”). The “prevailing party” shall be determined based upon an independent assessment of which party’s major arguments or positions taken in the action or proceeding could fairly be said to have prevailed (whether by compromise, settlement, abandonment by the other party of its claim or defense, final decision, after any appeals, or otherwise) over the other party’s major arguments or positions on major disputed issues. Any Fees incurred in enforcing a judgment shall be recoverable separately from any other amount included in the judgment and shall survive and not be merged in the judgment.

50.    Exhibits. This Sublease with its exhibits, schedules and annexes contain the entire agreement between Sublandlord and Subtenant with respect to the subject matter hereof and any executory agreement hereafter made between Sublandlord and Subtenant shall be ineffective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Sublease, in whole or in part, unless such executory agreement is signed by the parties hereto. This Sublease may not be orally waived, terminated, changed or modified.

51.    Captions. The captions of Sections are inserted only as a convenience and for reference and they in no way define, limit or describe the scope of this Sublease or the intent of any provision thereof. References to Sections are to those in this Sublease unless otherwise noted. Each of the schedules and exhibits appended to this Sublease is incorporated by reference herein as if set out in full herein. If, and to the extent that, any of the provisions of this Sublease conflict, or are otherwise inconsistent, with any of the schedules and exhibits appended to this Sublease, then, whether or not such inconsistency is expressly noted in this Sublease, the provisions of this Sublease shall (unless a specific provision of this Sublease or of any such schedule or exhibit provides to the contrary) prevail, and any inconsistency with the Rules and Regulations shall be deemed a waiver of such Rules and Regulations with respect to Subtenant to the extent of the inconsistency.

52.    Conflict or Inconsistency. In case of any conflict or inconsistency between the provisions of the Main Lease and this Sublease as to the respective rights and obligations of Sublandlord and Subtenant under this Sublease, the provisions of the Sublease shall govern and control as between Sublandlord and Subtenant.

53.    Counterparts. This Sublease may be executed in by facsimile signature and any number of counterparts, each of which where so executed and delivered shall be an original, but all of which, taken together, shall constitute one and the same instrument. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages.

54.    Execution by Sublandlord. Notwithstanding anything herein to the contrary, it is to be strictly understood and agreed that the terms and conditions of this Sublease shall not be binding upon either party hereto in any way unless and until it is unconditionally executed and delivered by such party in its respective sole and absolute discretion.

55.    Intentionally Omitted.

56.    Definitions. All capitalized terms used but not defined herein shall have meanings given thereto in the exhibits attached to this Sublease, including, without limitation, Exhibit “G”.

57.    Sublandlord’s Contribution.

(a)    Subject to the terms and conditions hereinafter set forth, Sublandlord shall contribute an amount (“Sublandlord’s Contribution”) up to the sum of $815,575.00 towards Subtenant’s performance of Alterations with respect to the construction and preparation of the Subleased Premises for occupancy thereof by Subtenant. Sublandlord’s Contribution shall be disbursed to Subtenant upon Subtenant’s request for payment in accordance with and upon satisfaction of the terms, conditions and other disbursement requirements set forth on Exhibit “H” attached hereto.

(b)    Sublandlord’s obligation to fund Sublandlord’s Contribution shall terminate on the date that is twelve (12) months from the Sublease Commencement Date (the “Contribution Expiration Date”). Sublandlord shall have no obligation to make any disbursements with respect to Sublandlord’s Contribution for any costs, charges, fees, expenses with respect to any Alterations permitted to be funded by Sublandlord under this Section 57 which have not been validly requested by Subtenant in accordance with the terms and conditions set forth herein prior to the Contribution Expiration Date.

(c)    Notwithstanding anything contained herein or the Main Lease to the contrary, with respect to any Alterations to be made in the Subleased Premises, in no event shall: (i) any portion of Sublandlord’s Contribution be used for FF&E Work (as defined in Exhibit “G”) or (ii) more than twenty-five percent (25%) of Sublandlord’s Contribution be permitted to fund Soft Costs (as defined in Exhibit “G”).

(d)    All the Alterations to be performed by Subtenant hereunder shall at all times be in accordance with and subject to the terms and conditions set forth herein and in Article 13 of the Main Lease, a copy of which is attached hereto as Exhibit 13.

(e)    To the extent Subtenant has properly submitted a request for disbursement of any portion of Sublandlord’s Contribution and the terms and conditions of this Section 57 and Exhibit “H” have been satisfied, and Sublandlord shall not have disbursed such amount due to Subtenant in accordance with the provisions of this Section 57 and Exhibit “H”, Tenant may send Landlord a second written notice requesting that Landlord disburse such amount. If, within fifteen (15) days after receipt of the aforementioned notice, Sublandlord does not (i) dispute the disbursement request by written notice to Subtenant, or (ii) disburse the amount of Sublandlord’s Contribution identified in Subtenant’s second notice, then Subtenant may offset such undisbursed amount against the next monthly installment(s) of Fixed Rent due and payable hereunder.

[Signatures contained on following page]

IN WITNESS WHEREOF, Sublandlord and Subtenant have hereunto executed this Sublease as of the day and year first above written.

SUBLANDLORD:

COVINGTON & BURLING LLP, a District of Columbia limited liability partnership

By:	/s/ Heather G. Haberl
Name:	Heather G. Haberl
Title:	Partner

SUBTENANT:

DATADOG, INC., a a Delaware corporation

By:	/s/ Olivier Pomel
Name:	Olivier Pomel
Title:	CEO

[Signature Page to Sublease]

Exhibit “A”:	Subleased Premises
Exhibit “B”:	Form of Letter of Credit
Exhibit “C”:	Rules and Regulations
Exhibit “D”:	Insurance Requirements
Exhibit “E”:	Form of Consent to Sublease
Exhibit “F”:	Message Center
Exhibit “G”:	Additional Definitions
Exhibit “H”:	Sublandlord’s Contribution Distribution Requirements
Exhibit “I”:	Base Building Criteria
Exhibit “J”:	Design Guidelines
Exhibit “K”:	DUO

Exhibit 4:	Article 4 of the Main Lease
Exhibit 5:	Article 5 of the Main Lease
Exhibit 7:	Article 7 of the Main Lease (Electricity)
Exhibit 8:	Article 8 of the Main Lease
Exhibit 13:	Article 13 of the Main Lease
Exhibit 17–18:	Articles 17 and 18 of the Main Lease
Exhibit 25:	Section 25.01 of the Main Lease
Exhibit 35:	Article 35 of the Main Lease (Condominium Conversion Documents)
Exhibit 42:	Article 42 of the Main Lease

[Signature Page to Sublease]